                                                                   EXHIBIT 10.10


                                  OFFICE LEASE

                                 By and Between

                       AUERBACH PLAZA LIMITED PARTNERSHIP,

                        a California limited partnership,

                                       and

                                  GOLIAC, INC.,

                            a California corporation

                           (collectively, "Landlord")

                                       and

                        THE LIGHTSPAN PARTNERSHIP, INC.,
                            a California corporation


                                   ("Tenant")

                                      dated

                                  June 4, 1999

                                  OFFICE LEASE

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.      BASIC LEASE PROVISIONS AND DEFINITIONS...........................................    1
2.      PREMISES AND COMMON AREAS........................................................    3
3.      TERM.............................................................................    3
4.      POSSESSION.......................................................................    3
5.      RENT.............................................................................    4
6.      OPERATING EXPENSES/ADDITIONAL RENT...............................................    5
7.      INTENTIONALLY OMITTED............................................................   10
8.      USE OF PREMISES..................................................................   10
9.      UTILITIES AND SERVICES...........................................................   12
10.     REPAIRS..........................................................................   14
11.     ALTERATIONS......................................................................   15
12.     ASSIGNMENT AND SUBLETTING........................................................   17
13.     QUIET ENJOYMENT..................................................................   21
14.     DEFAULT..........................................................................   21
15.     REMEDIES ON DEFAULT..............................................................   23
16.     NON-LIABILITY AND INDEMNIFICATION OF LANDLORD....................................   24
17.     INSURANCE........................................................................   25
18.     WAIVER OF CLAIMS; WAIVER OF SUBROGATION..........................................   27
19.     DESTRUCTION OF PREMISES..........................................................   27
20.     EMINENT DOMAIN...................................................................   29
21.     ESTOPPEL CERTIFICATE.............................................................   29
22.     SUBORDINATION....................................................................   29
23.     SURRENDER; HOLDING OVER..........................................................   29
24.     LIENS............................................................................   30
25.     ENTRY BY LANDLORD................................................................   30
26.     BROKERS..........................................................................   31
27.     TAXES ON TENANT'S PROPERTY.......................................................   31
28.     PARKING..........................................................................   31
29.     NO LIGHT, AIR OR VIEW EASEMENT...................................................   33
30.     SIGNS............................................................................   33
31.     GENERAL PROVISIONS...............................................................   33
32.     MODIFICATION AND CURE RIGHTS FOR LANDLORD'S MORTGAGEES AND LESSORS...............   36
33.     LEASE EXECUTION..................................................................   36
34.     OPTION TO EXTEND.................................................................   36
35.     OPTIONS..........................................................................   38
37.     EXPANSION OPTION.................................................................   39
38.     RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE...................................   39

ADDENDUM

EXHIBITS:

Exhibit A      Omitted
Exhibit B      Legal Description
Exhibit C      Floor Plan
Exhibit D      Rules and Regulations
Exhibit E      Memorandum of Actual Commencement and Expiration
Exhibit F      Work Letter Agreement

                                  OFFICE LEASE


            In consideration of the rents and covenants set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described premises upon the following terms and conditions:

      1.    BASIC LEASE PROVISIONS AND DEFINITIONS.

            1.1   LANDLORD: Auerbach Plaza Limited Partnership,
                            a California limited partnership, and Goliac, Inc., a California corporation (collectively, "Landlord")

            1.2   TENANT:   The Lightspan Partnership, Inc.,
                            a California corporation ("Tenant")

            1.3 BUILDING NAME: 2001 Wilshire Boulevard ("Building") a 6 story office building containing for purposes of this Lease 101,219 rentable square feet, located in the City of Santa Monica, the County of Los Angeles, the State of California, as more particularly described in Exhibit B attached hereto.

            1.4   PREMISES SUITE NUMBERS: 301 and 320

            1.5   BUILDING ADDRESS: 2001 Wilshire Boulevard
                                    Santa Monica, California  90403

            1.6 AREA OF PREMISES: Suite 301 containing 4,261 rentable square feet (3,838 usable square feet) and Suite 320 containing 2,639 rentable square feet (2,356 usable square feet) for all purposes of this Lease, for a total of 6,900 rentable square feet (6,194 usable square feet), all located on the third floor of the Building as shown on Exhibit C.

            1.7   LEASE TERM: Thirty-eight (38) months

            1.8 COMMENCEMENT DATE: The date set forth in the Work Letter Agreement attached hereto as Exhibit "F".

                  ESTIMATED COMMENCEMENT DATE:  August 1, 1999

            1.9   BASE RENT SCHEDULE:

                   Effective Period       Basic               Rental Rate
                     of Rent Rate      Monthly Rate            Per Month
                   ----------------    ------------           -----------
                     mos. 1 - 19        $16,560.00              $2.40
                     mos. 20-38         $17,250.00              $2.50

            1.10  TENANT'S PROPORTIONATE SHARE: 6.816%, with a Base Year of 1999

            1.11  SECURITY DEPOSIT: Waived

            1.12  PERMITTED USE: General Office Use

            1.13  BROKERS: CB Richard Ellis, Inc. representing Landlord and
                  Tenant

            1.14 PARKING: Based upon a ratio of three (3) spaces per thousand rentable square feet leased, twenty (20) parking spaces as follows: zero (0) reserved parking spaces, zero (0) tandem parking space(s) and twenty (20) unreserved parking spaces, subject to the terms and conditions of Article 28 below and the Rules and Regulations regarding parking contained in Exhibit D. Current parking rates are as follows: $121.50 per month for reserved parking spaces; $66.00 per month for tandem parking spaces and $71.50 per month for unreserved parking spaces. Subject to availability and Landlord's approval, which may be withheld in Landlord's sole discretion, Tenant shall have the right to lease additional parking spaces from Landlord on a month-to-month basis at the then current rates for comparable parking spaces at the Project.

            1.15  ADDRESSES FOR NOTICES:

                  Landlord:                                 Tenant:

                  Auerbach Plaza Limited                    Prior to Lease Commencement:
                  Partnership and Goliac, Inc.
                  c/o Orix Real Estate Equities, Inc.       The Lightspan Partnership, Inc.
                  550 South Hope Street                     2001 Wilshire Boulevard
                  Suite 1600                                Suite 320
                  Los Angeles, California  90071            Santa Monica, California  90403
                  Attn:  Asset Management
                                                            After Lease Commencement:

                                                            To the Premises

            1.16 PROJECT: The Building and all exterior common areas serving the Building including the parking structure adjacent to the Building.

            1.17  GUARANTOR(S): None

            1.18 INTEREST RATE: shall mean the greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

            1.19 EXHIBITS: A through F, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference. As provided in Section 3 below, a completed version of Exhibit E will be delivered to Tenant after Landlord delivers possession of the Premises to Tenant.

            The foregoing provisions in this Article 1 summarize for convenience only certain key terms of the Lease set out more fully in the Lease. In the event of any conflict between the provisions of this Article 1 and the balance of the Lease, the latter shall control.

      2. PREMISES AND COMMON AREAS.

            2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain office space as described in the Basic Lease Provisions and Definitions and as indicated on Exhibit C attached hereto and by reference thereto made a part hereof ("Premises") located in the Building set out in Section 1.3 of the Basic Lease Provisions and Definitions legally described on Exhibit B attached hereto and made a part hereof. The parties agree that for all purposes of this Lease, the usable and rentable square footage of the Premises and the rentable square footage of the Building shall be deemed to be as stated in Sections 1.6 and 1.3 of the Basic Lease Provisions and Definitions, respectively.

            2.2 TENANT'S USE OF COMMON AREAS. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, "Building Occupants"), subject to the terms of this Lease, the Rules and Regulations referenced in Section 32.1 below and all covenants, conditions and restrictions now or hereafter affecting the Building, the following common areas of the Building and/or the Project (collectively, the "Common Areas"):

                  (i) The Building's common entrances, hallways, lobbies, public restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment within the Building which serve the Premises (collectively, "Building Common Areas"); and

                  (ii) The parking facilities of the Project which serve the Building (subject to the provisions of Exhibit D), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, plaza areas, fountains and similar areas and facilities situated within the Project and appurtenant to the Building which are not reserved for the exclusive use of any Project Occupants (collectively, "Project Common Areas").

            2.3 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and, subject to the parking provisions contained in Article 28 and Exhibit D, parking spaces and parking areas; and (iii) use or close temporarily the Building Common Areas, the Project Common Areas and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project, or any portion thereof.

      3. TERM. The term of this Lease ("Term") shall be for the period set out in Section 1.7 of the Basic Lease Provisions and Definitions and shall commence on the Commencement Date set out in Section 1.8 of the Basic Lease Provisions ("Commencement Date"). The Commencement Date shall be confirmed by Landlord by Notice to Tenant in the form attached hereto as Exhibit E. As used herein, "Term" shall mean the initial term referenced in Section 1.7 of the Basic Lease Provisions and Definitions as extended or reduced in accordance with the terms of this Lease.

      4. POSSESSION.

            4.1 DELIVERY OF POSSESSION. Landlord agrees to deliver possession of the Premises to Tenant in accordance with the terms of the Work Letter Agreement attached hereto as Exhibit F. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following:

(i) a copy of this Lease fully executed by Tenant (ii) the Security Deposit and the first installment of Monthly Base Rent; (iii) certificate of insurance as required under Section 17.3 of this Lease; (iv) copies of all governmental permits and authorizations, if any, required in connection with Tenant's operation of its business within the Premises; and (v) a certificate of good standing and a certificate of secretary, certifying as to the authority of the individuals executing this Lease on behalf of Tenant.

            4.2 LANDLORD'S FAILURE TO DELIVER POSSESSION. If Landlord, for any reason whatsoever other than for reasons of Tenant Delays or Force Majeure Delays, cannot deliver possession of the Premises to the Tenant by the Estimated Commencement Date set forth in Section 1.8 of the Basic Lease Provisions and Definitions, this Lease shall be voidable at Tenant's option; provided, however, if Landlord cannot deliver possession of the Premises by the Estimated Commencement Date and Tenant does not void this Lease, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Commencement Date shall not occur until Landlord delivers possession of the Premises as provided in Exhibit F. If for reasons other than Tenant Delays, Landlord has not delivered possession of the Premises to Tenant within sixty
(60) days after the Estimated Commencement Date, Tenant shall receive a rent credit of two (2) days of rent for every one (1) day beyond sixty (60) days after the Estimated Commencement Date Landlord is delayed for reasons other than Tenant Delays until the date on which Landlord delivers possession of the Premises to Tenant. The foregoing notwithstanding, if Landlord's failure to deliver possession prior to the Estimated Commencement Date is attributable, in whole or in part, to any "Tenant Delays" as defined in Exhibit F, the Commencement Date and the commencement of Tenant's obligation to pay rent will occur as of the date the Commencement Date would have occurred but for such Tenant Delays; provided that Landlord shall be required to notify Tenant in writing of any such Tenant Delays as and when such delays occurred, and the effect of such Tenant Delays on the Estimated Commencement Date, if any.

            4.3 EARLY OCCUPANCY. Provided Tenant does not interfere with the completion of the Tenant Improvements, Tenant shall be permitted to occupy the Premises for thirty (30) days prior to the Commencement Date for purposes of installing Tenant's furniture, telephone and data cabling and equipment. Such early occupancy shall be subject to all the provisions of this Lease, except for the payment of rent. Said early possession shall not advance the expiration date of the term of this Lease. Tenant shall provide Landlord with prior notice of any such intended early occupancy and shall cooperate with Landlord during the period of any such early occupancy so as not to interfere with the completion of the Tenant Improvements by Landlord.

            4.4 CONDITION OF PREMISES. Except as otherwise provided in Exhibit F, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises and the Building in their "AS-IS" condition on the date of delivery of possession and to have acknowledged that any tenant improvements have been installed to Tenant's satisfaction and that there are no additional items needing work or repair other than punch-list items to be completed by Landlord and any latent defects not readily ascertainable from an inspection of the Premises. Tenant acknowledges that except as expressly provided herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Project.

      5. RENT.

            5.1 BASE RENT. Commencing upon the Commencement Date specified in
Section 1.8 of the Basic Lease Provisions and Definitions, Tenant agrees to pay to Landlord as rent for the Premises, without prior notice, offset, deduction or demand, the sum(s) shown in Section 1.9 of the Basic Lease Provisions and Definitions (the "Base Rent"), in advance, on or before the first (1st) day of each and every calendar month of the term hereof, except that the second (2nd) month's rent shall be paid upon execution hereof. Rent for any period during the Term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Rent shall be paid to Landlord in lawful money of the United States of America, which shall be legal tender at the time of payment, at such place as Landlord may from time to time designate in writing.

            5.3 ADDITIONAL RENT. The Base Rent and the additional rent as provided in Article 6 hereof and all other amounts required to be paid by Tenant to Landlord under this Lease including, but not limited to, additional rent, parking structure rent, interest, security deposits, tenant improvement costs chargeable to Tenant, penalties and reimbursements are sometimes collectively referred to as and shall constitute "rent." All rent not paid by Tenant to Landlord in a timely manner shall bear interest at the Interest Rate stated in
Section 1.18 of the Basic Lease Provisions and Definitions. Landlord's failure to demand payment of rent or interest so charged shall not constitute a forbearance and shall not compromise Landlord's right to deem Tenant's failure to pay such rent in a timely manner as a default or limit any other rights given to Landlord under this Lease or by law or equity.

      6. OPERATING EXPENSES/ADDITIONAL RENT.

            6.1 DEFINITIONS. For purposes of this Article 6, the following terms, words or phrases shall have the meanings and definitions described in this Section 6.1:

                  (a) "Lease Year" for the purposes of the first (1st) calendar year means that period of time from and including the Commencement Date through December 31 of said calendar year and, thereafter, "Lease Year" shall mean a consecutive twelve (12) month period commencing January 1 and ending December 31, both inclusive.

                  (b) "Tenant's Proportionate Share" shall mean the percentage stated in Section 1.10 of the Basic Lease Provisions and Definitions.

                  (c) "Operating Expenses" shall consist of all commercially reasonable costs and expenses of operation and maintenance of the Building, the Common Areas and the Project, as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied, including the following costs by way of illustration but not limitation: (a) any and all assessments imposed with respect to the Building, Common Areas, and/or Project pursuant to any covenants, conditions and restrictions affecting the Project, Common Areas or Building; (b) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; (c) waste disposal and janitorial services; (d) security; (e) costs incurred in the management of the Project, Building and Common Areas, including, without limitation: (1) supplies, (2) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the operation and maintenance of the Project, Building and Common Areas, and (3) a commercially reasonable management/administrative fee not to exceed 3 1/2% of total gross rents; (f) supplies, materials, equipment and tools; (g) repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (h) maintenance, costs and upkeep of all parking and Common Areas; (i) amortization on a straight-line basis over the useful life of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools) determined in accordance with GAAP consistently applied: (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of the Lease under any governmental law or regulation that was not applicable to the Building at the time it was originally constructed; or (3) for repair or replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement; (j) costs and expenses of gardening and landscaping; (k) maintenance of signs (other than signs of tenants of the Building); and (l) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. Notwithstanding the foregoing, Operating Expenses shall not include the following:

                        (i) costs of alterations of any premises in the
            Building for tenants of the Building other than Tenant;

                        (ii) costs of capital improvements to the Property as
            defined in accordance with generally accepted accounting principles consistently applied (except that Operating Expenses shall include
            (1) the cost during the Term of this Lease, as reasonably amortized by Landlord with interest at a rate equal to Landlord's then applicable borrowing rate (not to exceed 10% per annum) on the unamortized amount, of any capital improvement completed after the commencement of the Term of this Lease which reduces any component cost included within Operating Expenses and (2) the cost of any capital improvements which Landlord is required to make, or which Landlord shall deem necessary, to keep the Building in compliance with all applicable governmental rules and regulations applicable from time to time thereto excluding any costs incurred in connection with, responding to, or to comply with, any law, rule or regulation applicable to the Building or any portion thereof enacted or adopted prior to the Lease Commencement Date, including without limitation fire/life safety codes, federal, state or local laws or regulations relating to the handicapped or access for the handicapped or disabled, any applicable ordinances pertaining to the installation/retrofit of fire sprinklers in the Building, and any seismic safety ordinance, including with respect to structural earthquake repairs or seismic retrofits necessitated by the January 17, 1994 earthquake that occurred in the vicinity of the Building);

                        (iii) interest and principal payments on mortgages or
            deeds of trust or other debt for borrowed money;

                        (iv) specific costs or services billed to and paid by
            specific tenants other than Tenant;

                        (v) costs of repairs and maintenance which are
            reimbursable by any other party or any tenant or occupant of the Building;

                        (vi) costs and expenses incurred in connection with
            negotiations for leases with prospective tenants;

                        (vii) attorneys' fees and other costs incurred in
            attempting to collect rent or evict tenants for nonpayment or rent;

                        (viii) depreciation, amortization and interest payments
            (except as above);

                        (ix) costs including penalties, fines and associated
            legal expenses incurred due to the violation by Landlord or any other tenant in the Building of applicable federal, state or local governmental laws, codes and similar regulations that would not have been incurred but for any such violations by Landlord or any tenant in the Building, it being intended that each party shall be responsible for the costs resulting from its own violation of such laws, codes and regulations;

                        (x) general overhead and general administrative
            expenses, advertising and promotional expenses incurred in connection with leasing the Building;

                        (xi) ground rental payments;

                        (xii) and leasing commissions or fees incurred by
            Landlord in connection with Landlord's leasing activities conducted at the Building;

                        (xiii) Taxes (as defined below in Subparagraph 6(d));

                        (xiv) Insurance Costs (as defined below in Subparagraph
            6(e); and

                        (xv) Utilities Costs (as defined below in Subparagraph
            6(f);

                        (xvi) any costs (including permit, license and
            inspection costs) incurred in connection with the installation of Tenant's or other occupants' improvements or incurred in connection with renovating or otherwise improving, decorating or painting vacant space for Tenant or other occupants of the Building;

                        (xvii) that portion of any billing by Landlord, its
            subsidiaries or affiliates, or any partner thereof, for goods or services in the Building, to the extent that same exceeds the cost of such goods or services if rendered by qualified, unaffiliated third parties on a competitive basis.

                        (xviii) any costs associated with operating the entity
            which constitutes Landlord, as the same are distinguished from the costs of operating the Building, including partnership accounting, legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building;

                        (xix) charitable or political contributions by Landlord;

                        (xx) the purchase or rental of any sculpture, paintings
            or other objects of art, whether or not installed in, on or upon the Building;

                        (xxi) any costs to repair, restore or rebuild any
            portion of the Building after casualty loss or any taking by eminent domain or condemnation;

                        (xxii) any costs arising from the negligence or willful
            misconduct of Landlord, its affiliates or any of their agents, or employees, and costs arising from negligence or willful misconduct of vendors, contractors or providers of material or services unless Landlord is not able to recover such costs from such parties despite the exercise of commercially reasonable efforts under the circumstances; and

                        (xxiv) any costs expressly excluded from Operating
            Expenses elsewhere in this Lease.

                  (d) "Taxes" means all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its beneficiaries shall pay or become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Building or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith including, without limitation, all ad valorem taxes, costs and reasonable expenses incurred to protest, reduce or minimize Taxes and any taxes, assessments or charges associated with parking or other facilities which benefit the Building whether located on or off the property in which the Building is located. The amount included in Taxes for any Lease Year shall be the amount indicated by the tax bills due or payable for that Lease Year (e.g. the taxes includable in Taxes for calendar year 1998 shall be the Taxes paid by Landlord in 1998 for the 1997-1998 tax roll), except that if the tax bills for such Lease Year are not available as of the date of said statement, the amount of such Taxes may be reasonably estimated by the person preparing said statement. There shall be deducted from Taxes as determined for any Lease Year the amount of any refund of Taxes received by Landlord during such Lease Year and if any such refund shall be received for the tax year(s) in which the Base Year occurs, there shall be an adjustment to the Base Year Taxes to reflect such reduced tax amount for the Base Year for purposes of calculating Taxes in all subsequent years. There shall be included in Taxes for any Lease Year the amount of all fees, costs and expenses

      (including attorneys' and consultants' fees) paid by Landlord during such Lease Year in seeking or obtaining any refund or reduction of Taxes. If any special assessment payable in installments is levied against the Building, Taxes for any Lease Year shall include only the installments of such assessments and any interest thereon, payable with respect to such Lease Year (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). Taxes include reasonable legal fees, court costs and expenses charged or payable by or on behalf of the Landlord for the contest of or protest of any Taxes. Notwithstanding anything to the contrary herein, Taxes shall not include any federal, state or local franchise, capital stock, inheritance, income, or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution of any such Taxes for any Taxes as hereinabove defined, such substituted Taxes shall be included in Taxes. The amount of Taxes for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the "Base Taxes". If in any comparison year subsequent to the Base Year, the amount of Taxes decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Taxes occurs, the Base Taxes, and therefore the Base Year, shall be decreased by an amount equal to the decrease in Taxes.

      Notwithstanding anything to the contrary set forth above in this Article 6, Tenant shall not be liable for Tenant's Proportionate Share of any increase in Taxes arising from any reassessment of the Building and/or the Project resulting from the sale or transfer of all or any part of Landlord's interest in the Building and/or the Project during the initial Lease Term. Tenant shall however, remain liable for (i) increases in Taxes resulting from any sale or transfer of Landlord's interest in the Building and/or the Project occurring during the Option Term and (ii) any regularly scheduled annual increases in Taxes not arising from a reassessment due to a sale or transfer of Landlord's interest in the Building and/or the Project. Further, Tenant shall not be liable for Tenant's Proportionate Share of any penalties or interest incurred as a result of Landlord's failure to make any payment of Taxes when due.

                  (e) "Insurance Costs" means the cost of all insurance obtained and maintained by Landlord (including self-insured amounts and deductibles) with respect to the Building, Common Areas and the Project provided such costs are commercially reasonable, excluding, however, any insurance deductibles in excess of reasonable and customary deductible amounts and/or whether or not reasonable and customary, any such deductibles in excess of $100,000 in any calendar year;

                  (f) "Utilities Costs" means all actual charges for utilities for the Building and Common Areas, including but not limited to water, sewer and electricity, and the costs of heating, ventilating and air conditioning and other utilities (but excluding those charges for which tenants are individually responsible) as well as related fees, assessments and surcharges; and

                  (g) "Estimated Rent Adjustment Payments" means one-twelfth (1/12) of the amount of the Rent Adjustment (as hereinafter defined) if any, for the then current Lease Year as Landlord shall reasonably estimate from time to time and communicate in writing to Tenant.

            6.2 RENT ADJUSTMENT. In addition to paying the Base Rent for each and every Lease Year during the Term of this Lease, commencing on the first anniversary of the Commencement Date and continuing thereafter throughout the Term, Tenant shall pay the amount by which Tenant's Proportionate Share of the Operating Expenses, Taxes, Insurance Costs and Utilities Costs paid or accrued during each Lease Year of the Term of this Lease exceeds Tenant's Proportionate Share of the Operating Expenses, Taxes, Insurance Costs and Utilities Costs paid or accrued during the Base Year specified in Section 1.10 of the Basic Lease Provisions and Definitions ("Rent Adjustment"). If any portion of the Term of this Lease occurs during less than an entire Lease Year (including, for example, the remaining months of the second Lease Year which follow the expiration of the Base Year), then Tenant's Proportionate Share of Operating Expenses, Taxes, Insurance Costs and Utilities Costs for said Lease Year and the Base Year Operating Expenses, Taxes, Insurance Costs and Utilities Costs shall be reduced proportionately to reflect only the number of days during said Lease Year to which the Term of this Lease applied. For purposes of calculating Taxes for the Base Year, Taxes for calendar year 1998 shall be used and there shall be excluded from the calculation of Taxes for the Base Year any one-time taxes, assessments, amortized costs relating to capital improvements, and other extraordinary impositions incurred in the Base Year only. For purposes of calculating Operating Expenses for the Base Year one-time utility surcharges and other extraordinary one-time charges resulting from boycotts, strikes, embargoes, shortages or other extraordinary events occurring during the Base Year only shall be excluded from the calculation of Base Year Operating Expenses.

            6.3 LIMITATION. Notwithstanding any provisions to the contrary contained in this Article 6, the Rent Adjustment is subject to the limitation that in no event shall the application of any Rent Adjustment for any Lease Year be construed as decreasing or be applied so as to decrease the Base Rent for any Lease Year below the Base Rent.

            6.4 LEASE YEAR CALCULATION PAYMENT. Commencing as of the first anniversary of the Commencement Date, Tenant shall pay to Landlord the Estimated Rent Adjustment Payments for said month and each month of the balance of the Term of this Lease in advance on the first (1st) day of each month of the Term. As soon as practicable after the expiration of each Lease Year, Landlord shall cause to be prepared and will forward to Tenant a notice in writing certified by Landlord or an agent of Landlord setting forth the actual Operating Expenses, Taxes, Insurance Costs and Utilities Costs for the preceding Lease Year and the calculation of Rent Adjustment described in Section 6.2 above (subject to limitation set forth in Section 6.3 above) ("Landlord's Expense Notice"). If Landlord fails to provide Tenant with such notice within twelve (12) months after the end of the Lease Year in question, then Landlord shall not be entitled to payment by Tenant of any increased Operating Expenses other than the initial estimate previously received.

            6.5 PAYMENT BY TENANT. To the extent the Rent Adjustment, as calculated, exceeds the Estimated Rent Adjustment Payments made by Tenant during a Lease Year, Tenant covenants and agrees to pay Landlord, or otherwise at Landlord's direction, the amount of such increase or excess within twenty (20) days of Tenant's receipt of Landlord's Expense Notice plus any revised Estimated Rent Adjustment Payments of which Landlord notifies Tenant. To the extent the total Estimated Rent Adjustment Payments paid by Tenant during a Lease Year exceeds the actual Rent Adjustment for such Lease Year, at Landlord's option, such excess shall be credited against payments next due hereunder or refunded by Landlord to Tenant, provided Tenant is not then in default under this Lease. Unless Tenant shall take written exception to any item contained in Landlord's Expense Notice within sixty (60) days following Tenant's receipt of Landlord's Expense Notice, Landlord's Expense Notice to Tenant shall be considered as final and accepted by Tenant. Any amount due to Landlord as shown on Landlord's Expense Notice, whether or not written exception by Tenant is taken thereto, shall be paid by Tenant within thirty (30) days after Landlord shall have submitted to Tenant Landlord's Expense Notice. Tenant will have the right, by not less than ten (10) days prior written notice ("Audit Notice") given within the sixty (60) day period ("Audit Period") following receipt of any Landlord's Expense Notice and at reasonable times during normal business hours, to audit or cause a third party to audit Landlord's accounting records with respect to Operating Expenses, Taxes, Insurance Costs and/or Utilities Costs relative to the year to which such Expense Notice relates at the offices of Landlord or Landlord's property manager. Any audit conducted by or on behalf of Tenant shall be performed during normal business hours and in a manner so as to minimize interference with Landlord's or its property manager's business operations. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. The audit must be completed within sixty
(60) days of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within ninety (90) days of the date of Tenant's Audit Notice. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Tenant's Proportionate Share of Operating Expenses, Taxes, Insurance Costs and/or Utilities Costs as set forth in the relevant Landlord's Expense Notice was in error in Landlord's favor by more than five percent (5%) of the amount charged by Landlord to Tenant pursuant to such Expense Notice, then Landlord agrees to pay the reasonable, third-party cost of such audit incurred by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit, and in no event will exceed the amount of Tenant's Proportionate Share of the error. Tenant agrees to keep, and will cause its agents, employees and contractors to keep all information revealed by any audit of Landlord's books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord, unless compelled to do so by a court of law in connection with a dispute between Landlord and Tenant. To that end, Landlord may require Tenant and its auditor to execute a reasonable confidentiality agreement provided by Landlord.

            Tenant's obligation to pay Rent Adjustments shall survive the termination of this Lease and if the expiration date of this Lease shall fall on a day which is other than the last day of the final Lease Year, Landlord shall prorate the Rent Adjustment due from Tenant for said Lease Year.

            6.6 BOOKS AND RECORDS. Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Expenses, Taxes, Insurance Costs and Utilities Costs and shall make such books and records available to Tenant at reasonable times at Landlord's office or its property manager's office for Tenant's review.

            6.7 GENERAL. If the Building is less than ninety-five percent (95%) occupied during all or any portion of the Base Year or any other Lease Year, Landlord may elect to make an appropriate adjustment of those Operating Expenses, Taxes, Insurance Costs and Utilities Costs for the Base Year or such Lease Year, as applicable, that vary with the level of occupancy of the Building ("Variable Expenses") to determine the amount of Operating Expenses, Taxes, Insurance Costs and Utilities Costs that would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied and the amount so determined shall be deemed to have been the amount of Variable Expenses for the Base Year or such Lease Year. For purposes of determining Base Year Operating Expenses, Taxes, Insurance Costs and Utilities Costs, Operating Expenses, Taxes, Insurance Costs and Utilities Costs shall not include one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or supplies. No reduction in Operating Expenses, Taxes, Insurance Costs, or Utilities Costs after the Base Year will reduce the Base Rent payable by Tenant hereunder or entitle Tenant to receive a credit against future installments of Operating Expenses, Taxes, Insurance Costs, Utilities Costs, or other additional rent due hereunder.

            If any Operating Expenses, Taxes, Insurance Costs, and/or Utilities Costs, though paid in one (1) Lease Year, relate to more than one (1) Lease Year, at the option of Landlord, such Operating Expenses, Taxes, Insurance Costs, and/or Utilities Costs may be allocated among such related Lease Years. If any Operating Expenses, Taxes, Insurance Costs, and/or Utilities Costs relate to more than one parcel of property, contiguous with or adjacent to the Building, at the option of Landlord, such Operating Expenses, Taxes, Insurance Costs, and/or Utilities Costs shall be allocated among all parcels of property to which they relate.

      7. INTENTIONALLY OMITTED.

      8. USE OF PREMISES.

            8.1 LIMITATIONS ON USE. Tenant shall use the Premises only for the purposes set forth in Section 1.12 of the Basic Lease Provisions and Definitions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Project now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded non-discriminating covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and/or the Project and which are provided to Tenant by Landlord prior to enforcement of any provisions therein. Tenant agrees to comply with the Rules and Regulations referenced in Section 32.1 below. Tenant shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises or of the Building which is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy. Landlord shall not be liable to Tenant in the event Tenant is required to discontinue any use of the Premises or of the Building. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall impose, by reason of the nature of Tenant's use or occupancy of the Premises, any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

            8.2 ADDITIONAL LIMITATIONS ON USE. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property or improvements situated thereon and shall comply with all rules, orders, regulations and regulations of the Pacific Fire Rating Bureau or any other organization performing a similar function. If Tenant fails to cease doing or permitting such activities within a reasonable period of time following notice from Landlord, Tenant shall promptly upon demand reimburse Landlord, as additional rent, the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this
Article 8; provided, however, that such demand for reimbursement shall not be Landlord's exclusive remedy nor shall it compromise or limit any other rights granted Landlord by this Lease or by law or equity. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or use or allow the Premises to be used for unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall at all times comply with all covenants, conditions and restrictions affecting the Building.

            8.3 AMERICANS WITH DISABILITIES ACT. Tenant shall not use or occupy the Premises in violation of Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and the regulations promulgated thereunder ("ADA"). Following the initial build-out of the Premises by Landlord, which shall be in compliance with the ADA, Tenant shall be responsible, at its sole cost and expense, for complying with the ADA within the Premises to the extent relating to or required as a result of the use or conduct of business within the Premises by Tenant or any improvements, alterations or modifications of the Premises performed by or for Tenant within the Premises. If Tenant fails to comply with the ADA, Landlord shall give Tenant written notice that Tenant must do such acts and expend such funds at the expense of Tenant as are reasonably required to comply with the ADA. Should Tenant refuse or neglect to comply with the ADA within ten (10) days from the date on which Landlord makes such written demand on Tenant to effect such compliance (or if effectuating compliance shall require more than ten [10] days to complete and Tenant shall fail to commence such work necessary to effectuate compliance within such ten [10] day period and to thereafter pursue such work diligently to completion), Landlord may enter the Premises and perform such work, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's reasonable costs of completing such work plus an amount not to exceed ten percent (10%) of such costs for Landlord's overhead, within ten (10) days of receipt from Landlord of a written itemized bill therefor. Tenant shall promptly notify Landlord of and shall promptly provide Landlord with true, correct and legible copies of all orders, reports, notices and correspondence (even those which may be considered confidential) of or concerning the investigation, compliance, and corrective actions and all complaints, pleadings, and other legal documents filed against Tenant relating to Tenant's failure to comply with the ADA. Notwithstanding the foregoing, throughout the Lease Term, Landlord shall be solely responsible for causing the Common Areas to comply with the ADA, as and when required by applicable governmental authorities.

            8.4 HAZARDOUS MATERIALS. Landlord hereby represents, warrants and agrees that Landlord is not aware of the presence, release, storage or use of any Hazardous Materials in, about, under or adjacent to the Building, and Landlord shall indemnify, defend, protect and hold Tenant and its partners, officers, affiliates, employees, contractors, agents, and representatives harmless from any and all claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, expenses, liabilities, obligations, interest or losses, including, attorneys', consultant's, and expert's fees (collectively "Claims"), that arise directly or indirectly from or in connection with the actual or alleged presence, release or remediation of any Hazardous Material in or into the air, soil, surface or groundwater at, on, about, under or within the Premises or the Building, or any portion thereof that the foregoing indemnity shall not apply to any Claims to the extent that the same relate to Hazardous Materials brought onto, released or discharged by Tenant on or about the Building or Premises. Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Section 8.5 will survive the expiration or earlier termination of this Lease.

      9. UTILITIES AND SERVICES.

            9.1 PROVISION OF UTILITIES. Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described herein, subject to the conditions and in an accordance with standards set forth below:

                  9.1.1 Landlord shall provide HVAC services to the Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m., subject to any governmental requirements or standards relating to, among other things, energy conservation and except for nationally recognized legal holidays as established from time to time, which nationally recognized legal holidays for the Building shall initially be New Year's Day, Labor Day, President's Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day.

                  Upon request, Landlord shall make available to Tenant after-hours HVAC services at a charge to Tenant equal to Landlord's actual cost of such services as the same may change from time to time. The after-hours HVAC charge will include related HVAC electrical usage within the Premises, excluding any separately metered air conditioning systems. Upon request, Landlord shall provide Tenant with documentation to support Landlord's after-hours HVAC charges to Tenant. The minimum use of after-hours HVAC services is two hours. The expenses for such after-hours HVAC services shall be billed to Tenant monthly, as additional rent, and shall be payable within ten (10) days of receipt. Landlord represents that the current hourly rate for after-hours HVAC service is Sixty-Five and No/100ths Dollars ($65.00) per hour.

                  9.1.2 Landlord shall make available to the Premises, to the extent shown on the approved Building plans and specifications and subject to interruptions beyond Landlord's control, fluorescent tubes in the standard lighting fixtures installed by Landlord, facilities for the removal of sewage and delivery of water, electrical current adequate for normal business office operations during normal business hours. Tenant shall be responsible for providing and replacing all bulbs and fluorescent tubes in non-building standard lighting fixtures, if any, installed in the Premises. Tenant's use of electric current and other utilities shall not exceed five (5) watts per rentable square foot (on a connected load basis) for combined lighting, HVAC, receptacle and convenience usage and shall, in any event, never exceed the capacity of the feeders to the Building or the risers or wiring installation.

                  9.1.3 Water provided by Landlord shall be furnished for drinking, cleaning and lavatory purposes only.

                  9.1.4 Landlord shall provide janitorial services to the Premises comparable to that provided in other similar office buildings in the vicinity; provided the Premises are used exclusively as offices, and are kept reasonably in order by Tenant.

                  9.1.5 Landlord shall provide interior and exterior window washing services comparable to that provided in other similar office buildings in the vicinity.

                  9.1.6 The standard hours of operation of the Building are presently Monday through Friday 8:30 a.m. to 5:30 p.m., except for the excluded holidays set forth in Section 9.1.1 above.

            9.2 ADDITIONAL USE. Landlord may impose a reasonable charge, which charge shall be equivalent to Landlord's actual cost of providing such utilities and services, including, but not limited to, costs incurred by Landlord in connection with hiring an engineer or other third party, for any utilities and services, including, without limitation, air conditioning, electric current and water, required to be provided by reason of any substantial recurrent use of the Premises at any time other than established business hours or any use beyond the levels described in Section 9.1 above, or special electrical, cooling or ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses. At

Landlord's option, additional separate meters for such utilities and services may be installed for the Premises, at Tenant's cost.

            9.3 TENANT COOPERATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the use of the above utilities and services. Expenses or costs described above are additional rent and failure to pay such shall constitute a breach of the obligation to pay rent under this Lease, and shall entitle, but not limit, Landlord to the rights granted for such breach in this Lease by law or equity.

            9.4 LIMIT ON LANDLORD LIABILITY. Notwithstanding the provisions of this Article 9, except in the case of the gross negligence or willful misconduct of Landlord, its agents, contractors, directors, or employees, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent, by reason of Landlord's failure to furnish any of the utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control, nor shall any such failure, stoppage or interruption thereof constitute a forcible eviction or relieve Tenant from the performance of any covenant or agreement in this Lease to be performed by Tenant. In the event of any failure, stoppage or interruption in utilities or services, Landlord shall use all reasonable diligence to cause such utilities and/or services to be promptly resumed. Notwithstanding the foregoing, if such failure to furnish utilities or services will likely materially adversely affect the operation of Tenant's business in, affect Tenant's use of, or prevent Tenant's reasonable access to, the Premises for a period of time reasonably expected to be greater than 180 days, then Tenant may elect to exercise an ongoing right to terminate the Lease, upon thirty (30) days prior written notice.

            9.5 RESERVATION OF RIGHT TO MODIFY. Notwithstanding anything hereinabove to contrary, Landlord reserves the right from time to time to make reasonable nondiscriminatory modifications to the above standards for utilities and services.

            9.6 SERVICE PROVIDER. Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for service from any reputable company or companies providing electricity service ("Service Provider"). Tenant shall cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises provided that the operation of Tenant's business in the Premises is not interfered with or disrupted, and provided that the cost for such electric service is not increased as a result of Landlord's election. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant's requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease; provided, however, if as a result of any change in the Service Provider, electricity to the Premises shall be interrupted for any period in excess of 48 hours such that Tenant cannot reasonably operate its business from the Premises, then rent shall abate for the period of such electricity service interruption to the Premises.

      10. REPAIRS.

            10.1 TENANT OBLIGATIONS. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, ordinary wear and tear excepted. Tenant will pay for any repairs to the Premises and the Building made necessary by any negligence or willful misconduct of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building by Tenant or any of them. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant written notice that Tenant must do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Should Tenant refuse or neglect to repair the Premises at any time within ten (10) days from the date on which Landlord makes such written demand on Tenant to effect such repair (or if such repair shall require more than ten [10] days to complete and Tenant shall fail to commence such repair within such ten [10] day period and to thereafter pursue such repair diligently to completion), Landlord may enter the Premises and make such repairs, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's reasonable costs of completing such repairs plus an amount not to exceed ten percent (10%) of such costs for Landlord's overhead, within ten (10) days of receipt from Landlord of a written itemized bill therefor. Prior to commencing any item of repair or maintenance work which is connected to or may affect any structural portion of the Building or any of its basic systems (including, without limitation, air conditioning, heating, plumbing, electrical and light fixtures), Tenant shall notify Landlord and Landlord may elect to perform the required work at Tenant's cost. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to the Landlord in good order, condition and repair, ordinary wear and tear excepted. Except as specifically provided in the Work Letter Agreement, if any, attached to this Lease as Exhibit F ("Work Letter"), Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representation or warranties to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

            10.2 LANDLORD OBLIGATIONS. Subject to the provisions of this Lease, Landlord shall repair and maintain the structural portions of the Building, and the basic plumbing, air conditioning, heating and electrical systems, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees or invites, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for more than ten (10) business days after Tenant has given written notice of the need of such repairs or maintenance to Landlord. The costs of performing Landlord's repair and maintenance shall constitute Operating Expenses to the extent permissible under Section 6.1. Except as provided in Articles 19 and 20 hereof, there shall be no abatement of rent and no liability of Landlord of any failure by Landlord to make any such repairs or to perform any maintenance or by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein, unless Landlord fails to make such repairs or to perform such maintenance within ten (10) business days following Tenant's written notice to Landlord of the need to make such repairs or perform such maintenance (or if such repair shall require more time to complete and Landlord shall fail to commence such repair within such reasonable time period and to thereafter pursue such repair diligently to completion). As a material inducement to Landlord's entering into the Lease, Tenant expressly waives any right to make repairs at Landlord's expense whether granted by law, statute, ordinance or otherwise now or hereafter in effect, including, but not limited to, California Civil Code
Section 1942.

            10.3 LANDLORD'S RIGHT OF ENTRY TO MAKE REPAIRS. In addition to the right of entry set forth in Article 25, Landlord and Landlord's agents, contractors, licensees, employees, directors, officers, partners, trustees, invitees, affiliates and subsidiaries (collectively, "Landlord's Agents and Employees") shall have the right to enter the Premises at all reasonable times for the purpose of making any alterations, additions, improvements or repairs to the Premises or the Building as Landlord may deem necessary or desirable, without liability to Tenant, as long such entry shall be reasonably necessary to prosecute such repairs to completion and as long as such entry shall be accomplished as expeditiously as possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Landlord shall give reasonable written notice (which in the case of non-emergency repairs shall be at least forty-eight (48) hours) to Tenant of Landlord's intent to enter the Premises and effect repairs, except, however, in an emergency situation, in which case no prior notice shall be required.

      11. ALTERATIONS. After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit F, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "Alterations") subject to and upon the following terms and conditions:

            11.1 PROHIBITED ALTERATIONS. Tenant may not make any Alterations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Building Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.

            11.2 LANDLORD'S APPROVAL. Before proceeding with any Alterations which are not prohibited in Section 11.1 above, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not prohibited by Section 11.1 above and which cost less than Ten Thousand Dollars ($10,000) as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations, if any, at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Article 11 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities.

            11.3 CONTRACTORS. Alterations for which Landlord's approval is required may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold, delay or condition; provided, however, Landlord reserves the right to require that Landlord's contractor for the Building be given the first opportunity to bid for any Alteration work. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense: (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) if reasonably requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Article 17 of this Lease.

            11.4 MANNER OF PERFORMANCE. All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

            11.5 OWNERSHIP. The initial Tenant Improvements installed pursuant to Exhibit F, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Article 11. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, Tenant agrees to pay to Landlord all of Landlord's reasonable costs of such removal and repair).

            11.6 PLAN REVIEW. Tenant agrees to pay Landlord, as additional rent, the actual reasonable costs of professional services and costs for general conditions of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition, Tenant agrees to pay Landlord, within ten (10) business days after completion of any Alterations, Landlord's actual costs of supervising and administering the installation of such Alterations, which costs are incurred in connection with third party consultants utilized by Landlord to install such Alterations.

            11.7 PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

            11.8 REMOVAL OF ALTERATIONS. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, following ten (10) days prior written notice to Tenant, Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

      12. ASSIGNMENT AND SUBLETTING.

            12.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not sell, assign, mortgage, pledge, hypothecate or encumber this Lease (any such act being referred to herein as an "assignment"), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned and any attempt to do so without such consent shall be voidable by Landlord and, at Landlord's election, shall constitute a material default under this Lease.

            Notwithstanding the foregoing provisions, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent to any parent, subsidiary or affiliate entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or a majority of the stock or the assets of Tenant's business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers notice thereof to Landlord, together with financial statements and other financial and background information of the assignee or sublessee described in Section 12.2; (ii) if in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) in a written document delivered to Landlord promptly upon the assignment (or sublease, if applicable); (iii) Tenant remains fully liable under this Lease; and (iv) the use of the Premises under Paragraph 8 remains unchanged.

            12.2 TENANT'S APPLICATION. If Tenant desires at any time to assign this Lease (which assignment shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the transaction ("Proposed Effective Date"), in writing, a notice of intent to assign or sublease, setting forth: (i) the Proposed Effective Date, which shall be no less than thirty (30) nor more than ninety
(90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; and (iv) a description of the terms and provisions of the proposed sublease or assignment. Such notice shall be accompanied by (i) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements and bank references; (ii) a conformed or photostatic copy of the proposed sublease or assignment agreement; and (iii) any fee required under Section 12.8. During the time that Landlord has in which to exercise the options available to Landlord upon the giving of such notice, as hereinafter described, Tenant shall not sublet all or any part of the Premises nor assign all or any part of this Lease.

            12.3 LANDLORD'S OPTION TO RECAPTURE PREMISES. If, other than in connection with a Permitted Transfer (for which Landlord shall have no recapture right), Tenant proposes to assign this Lease or sublease all or substantially all of the Premises for the balance of the Lease Term, Landlord may, at its option upon written notice to Tenant given within thirty (30) days after its receipt of the above-described notice from Tenant, elect to recapture the Premises or such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. In the event only a portion of the Premises is recaptured, the Rent payable under this Lease, and Tenant's Proportionate Share shall be proportionately reduced based on the rentable square footage retained by Tenant and the rentable square footage leased by Tenant hereunder immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to separate the space retained by Tenant from the space recaptured by Landlord; provided, however, that said partitions need only be finished in Building Standard condition. Landlord may, at its option, lease the recaptured portion of the Premises to the proposed subtenant or any other party without liability to Tenant. If Landlord does not elect to recapture pursuant to this Section 12.3, Tenant may thereafter enter into a valid assignment of this Lease or sublease with respect to the Premises upon the terms stated in Tenant's notice to Landlord, provided Landlord, pursuant to this
Section 12, consents thereto, and provided further that the assignment or sublease is executed within ninety (90) days after notification to Landlord of such proposal. Any termination as provided in this Section 12.3 shall be subject to the written consent of any Mortgagee of Landlord. The effective date of any such termination shall be the Proposed Effective Date so long as Tenant has complied with the provisions of Section 12.2 above, and otherwise shall be as specified in Landlord's notice of termination.

            12.4 APPROVAL/DISAPPROVAL STANDARDS. If Tenant complies with the provisions of Section 12.2, and Landlord does not exercise its option to recapture under Section 12.3, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, delayed or conditioned. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider any reasonable factor. Without limiting what may be construed as a reasonable factor, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval of a proposed assignment or sublease:

                  12.4.1 Tenant has not complied with the requirements set forth in Section 12.2 above;

                  12.4.2 The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have sufficient financial worth, considering the responsibility involved;

                  12.4.3 The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good reputation as a tenant of property;

                  12.4.4 Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

                  12.4.5 The use of the Premises by the proposed assignee or subtenant will not be identical to the Permitted Use (as defined in Section 1.12) or any other use permitted by this Lease;

                  12.4.6 In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner, that is not in keeping with the then current standards of the Building, or that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the Project;

                  12.4.7 The use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

                  12.4.8 The proposed assignee or subtenant, or any person that directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant, or any person who controls the proposed assignee or subtenant, is then an occupant of a part of the Building or the Project;

                  12.4.9 The proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Building or the Project;

                  12.4.10 The proposed assignment or sublease fails to include all of the terms and provisions reasonably required to be included therein pursuant to this Article 12; or

                  12.4.11 Tenant is then in default of any monetary or material non-monetary obligation of Tenant under this Lease, or Tenant has been in monetary default under this Lease on three (3) or more occasions during the twelve (12) months preceding the date that Tenant requests Landlord's consent.

            12.5 APPROVAL/DISAPPROVAL PROCEDURE. Landlord shall approve or disapprove the proposed assignment or sublease by written notice to Tenant given within ten (10) days following Tenant's request for approval. If Landlord shall exercise its option to recapture the Premises as herein provided, or denies a request for consent to a proposed sublease or assignment, Landlord shall not be liable to the proposed assignee or subtenant, or to any broker or other person claiming a commission or similar compensation in connection with the proposed assignment or sublease. If Landlord approves the proposed assignment or sublease, Tenant shall, prior to the Proposed Effective Date, submit to Landlord all executed originals of the assignment or sublease agreement and, in the event of a sublease, Landlord's customary consent to subletting form executed by Tenant and sublessee for execution by Landlord. Provided such assignment or sublease agreement is in accordance with the terms approved by Landlord, Landlord shall execute each original as described above and shall retain two originals for its file and return the others to Tenant. No purported assignment or sublease shall be deemed effective as against Landlord and no proposed assignee or subtenant shall take occupancy unless such document is delivered to Landlord in accordance with the foregoing.

            12.6 REQUIRED PROVISIONS. Any and all assignment or sublease agreements shall (i) contain such terms as are described in Tenant's notice under Section 12.2 above or as otherwise agreed by Landlord; (ii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Tenant by this Lease except as to Rent and term or as otherwise agreed by Landlord; (iii) be expressly subject and subordinate to each and every provision of this Lease, (iv) have a term that expires on or before the expiration of the Term of this Lease; (v) provide that if Landlord succeeds to sublessor's position, Landlord shall not be liable to sublessee for advance rental payments, deposits or other payments which have not been actually delivered to Landlord by the sublessor, and (vi) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease. Any and all sublease agreements shall also provide that in the event of termination, re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of the sublease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under the sublease; (ii) be subject to any offset not expressly provided in the sublease, that theretofore accrued to the subtenant against Tenant; or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.

            12.7 PAYMENT OF ADDITIONAL RENT UPON ASSIGNMENT OR SUBLEASE. If Landlord shall give its consent to any assignment of this Lease or to any sublease of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as additional Rent:

                  12.7.1 In the case of an assignment, fifty percent (50%) of an amount equal to all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment (including, without limiting the generality of the foregoing, all sums paid for the sale of Tenant's leasehold improvements); and

                  12.7.2 In the case of a sublease, fifty percent (50%) of any rents, additional charges, or other consideration paid under the sublease by the subtenant to Tenant that are in excess of the Rent and Tenant's Share of Expenses accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, without limiting the generality of the foregoing, all sums paid for the sale or rental of Tenant's leasehold improvements).

The sums payable under Sections 12.7.1 and 12.7.2 above shall be paid to Landlord, following actual receipt of such funds by Tenant, upon the effective date of the assignment. The sums payable under Sections 12.7.1 and 12.7.1 above shall be net of commercially reasonable third party brokerage commissions, reasonable advertising costs, reasonable attorneys' fees, and the unamortized cost of any improvements to the Premises to the extent paid for solely by Tenant provided acceptable written evidence of such expenditures is provided to Landlord. Within fifteen (15) days after written request therefor by Landlord, Tenant shall at any time and from time to time furnish evidence to Landlord of the amount of all such sums or other consideration received or expected to be received.

            12.8 FEES FOR REVIEW. Tenant shall reimburse Landlord for its actual out-of-pocket third-party costs, not to exceed One Thousand Dollars ($1,000.00) as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction.

            12.9 NO RELEASE OF TENANT. Unless otherwise agreed to by Landlord in connection with an assignment or sublease, no consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, including Tenant's obligation to obtain Landlord's express prior written consent to any other assignment or subletting. In no event shall any permitted subtenant assign its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, except upon compliance with, and subject to the provisions of this Article 12. The acceptance by Landlord of payment from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent assignment or sublease, or to be a release of Tenant from any obligation under this Lease.

            12.10 ASSUMPTION OF OBLIGATIONS. Each assignee of Tenant shall assume the obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the instrument of assignment in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, and consistent with the requirements of this Article 12. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.

            12.11 INVOLUNTARY ASSIGNMENT. Other than as described in Section 12.1, no interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy, or in any bankruptcy or insolvency proceeding). Each of the following acts shall be considered an involuntary assignment: (i) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under any bankruptcy law in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) If a writ of attachment or execution is levied on this Lease;
(iii) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises; or (iv) there is any assumption, assignment, sublease or other transfer under or pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq. (hereinafter referred to as the "Bankruptcy Code"). An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If Landlord shall elect not to exercise its right hereunder to terminate this Lease in the event of an involuntary assignment, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law, the provisions of Sections 12.3, 12.6, 12.7, 12.8, 12.9, and 12.13 shall apply to any such involuntary assignment. Such sums, if any, payable pursuant to the referenced Sections shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Such sums which are not paid or delivered to Landlord shall be held in trust for the benefit of Landlord, and shall be promptly paid or turned over to Landlord upon demand. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver such instruments and documents reasonably requested by Landlord confirming such assumption.

            12.12 ASSIGNMENT OF SUBLEASE RENTS. Following a material default hereunder by Tenant, Tenant shall be deemed to have immediately and irrevocably assigned to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any part of the Premises earned following such default, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right and license to collect such rents.

      13. QUIET ENJOYMENT. Landlord covenants that, so long as Tenant is not in material default hereunder beyond all applicable cure periods, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, any mortgage and/or deed of trust to which this Lease is subordinate as of the date hereof and any public law or restriction enacted or promulgated by any public entities or political subdivision thereof.

      14. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

            14.1 PAYMENT. Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for five (5) days after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

            14.2 OTHER BREACH. Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure. If the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion and in fact completes such cure within sixty (60) days of Landlord's notice;

            14.3 MISREPRESENTATION. Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished;

            14.4 INSOLVENCY. Tenant becomes insolvent, as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay any material portion (in number or dollars amount) of its debts as they become due, permits or suffers a judgment to exist against it which affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposed any such moratorium, extension or composition, or commences or purposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors;

            14.5 BANKRUPTCY. Tenant fails to obtain the dismissal, within sixty
(60) days after the commencement thereof, of the bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties or fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

            14.6 RECEIVERSHIP. Any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant's creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights;

            14.7 LIENS. Tenant fails to cause the release, within twenty (20) days following actual notice to Tenant of the filing of any lien arising out of any work performed, materials furnished, or obligations incurred by or for Tenant, which has been filed against the Building or Premises; or

            14.8 ASSIGNMENT OR SUBLETTING. Tenant attempts to transfer, assign, sublet or permit the occupancy of the Premises in contravention of Article 12 hereof.

            14A The occurrence of any of the following shall constitute a material default and breach of this Lease by Landlord:

            14.9 Any failure by Landlord to make any payment required to be made by Landlord to Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Tenant to Landlord; and

            14.10 Any failure by Landlord to observe and perform any other provision of this Lease to be observed or performed by Landlord within a reasonable period of time, given the circumstances (including whether such circumstance constitutes an emergency), after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (provided, however, that if the nature of repairs and/or maintenance is such that the same cannot reasonably be completed within such thirty (30) day period, then Landlord shall have such reasonable additional time to so, provided Landlord commences such repairs-and/or maintenance within said thirty (30) day period, and thereafter diligently prosecutes the same to completion).

      15. REMEDIES ON DEFAULT.

            15.1 TERMINATE LEASE. In the event of any material default by Tenant and the expiration of the applicable cure period, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate; provided, however, that notwithstanding anything herein to the contrary, Tenant shall have five (5) days following receipt of such written notice in which to cure such default. In the event that Landlord has the right, and elects, to so terminate the Lease, then Landlord may recover from Tenant:

                  15.1.1 the value at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  15.1.2 the value at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

                  15.1.3 the value at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                  15.1.4 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and

                  15.1.5 at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

            15.2 INTEREST. As used in Sections 15.1.1 and 15.1.2 above, the "value at the time of award" is computed by allowing interest at the rate specified in Section 32.8 below. As used in Section 15.1.3 above, the "value at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            15.3 RE-ENTER. In the event of any such material default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            15.4 RECOVER RENT. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to reenter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then, without terminating this Lease, Landlord may, but shall not be obligated to, lease to a third party the Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises.

            15.5 APPLICATION OF NEW RENT. If Landlord elects to relet the Premises or any portion thereof pursuant to Section 15.4 above, then rentals received by Landlord from reletting shall be applied: first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any necessary alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay as additional rent such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained and also as additional rent, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

            15.6 OPTIONS UPON REENTRY. No reentry or taking possession of the Premises by Landlord pursuant to this Article 15 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default. No acceptance by Landlord of a lesser sum than that due by Tenant nor any endorsement or statement on any check or letter accompanying any check shall be deemed an accord and satisfaction. The rights of Landlord hereunder are cumulative and non-exclusive and Landlord may pursue any and all rights and remedies permitted under applicable California law.

            15.7 TENANT REMEDIES. In the event of any material default by Landlord and the expiration of the applicable cure period, then Tenant shall have all remedies available to Tenant hereunder, at law or in equity.

      16. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD.

            16.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

            16.2 INDEMNITY.

                  16.2.1 Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (a) any act or omission relating to Tenant's use of the Premises of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "Tenant Parties"); (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

                  16.2.2 Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "Tenant Indemnified Parties") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorney's fees and court costs arising or resulting from (a) any cause in or about the Project, the Building (other than within the Premises), or the Common Areas (to the extent the same would be covered under a customary CGL policy of insurance or is otherwise covered by Landlord's insurance), or (b) any negligence or willful misconduct of Landlord or any of the Landlord Indemnified Parties, whether in or about the Project, the Building, the Premises or the Common Areas; provided, however, that the foregoing indemnity shall not apply to the extent of the negligence or willful misconduct of any Tenant Indemnified Party.

            16.3 LIMITATIONS ON LANDLORD'S LIABILITY. In consideration for the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: the sole exclusive remedy shall be against Landlord's equity in the Building (and all proceeds of any kind therefrom, including without limitation, any condemnation, insurance or financing proceeds) and not against any of Landlord's other assets; no constituent partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction or the partnership); no service or process shall be made against any constituent partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); no constituent partner of Landlord shall be required to answer or otherwise plead to any service of process; no judgment will be taken against any constituent partner of Landlord; any judgment taken against any constituent partner of Landlord may be vacated and set aside at any time without hearing; no writ of execution will be levied against the assets of any constituent partner of Landlord; and these covenants and agreements are enforceable both by Landlord and also by any constituent partner of Landlord. Tenant agrees that each of the foregoing covenants and agreements in this Section 16.3 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

      17. INSURANCE.

            17.1 TENANT'S OBLIGATION. Tenant hereby agrees to maintain in full force and effect at all times during the Term of this Lease, at its own expense, for the protection of Tenant, Landlord and, if required by Landlord, Landlord's lenders, policies of insurance issued by a responsible carrier or carriers having ratings of not less than Class X and a general rating of A or better in "Bests" insurance reports and in a form acceptable to Landlord which afford the following coverages:

   Worker's Compensation, including statutory                    Statutory amounts
   amount, employer's liability

   Commercial General Liability insurance, including,            Not less than $2,000,000 combined single limit
   without limitation, blanket contractual liability             for both bodily injury and property damage
   broad form property damage, fire damage, personal
   injury, completed operations, products liability,
   owned and non-owned automobile coverage, and
   protective and/or contingent liability insurance.

   Property insurance, including fire and extended               In amounts sufficient to cover the full cost of
   coverage, vandalism and malicious mischief, and               replacement of all improvements and
   sprinkler leakage insurance with coverages as                 betterments to the Premises installed by or on
   previously covered under "All-Risk" coverage.                 behalf of Tenant and all of Tenant's fixtures and
                                                                 other personal property.

   Business interruption insurance.                              In such amounts as will reimburse Tenant for
                                                                 direct or indirect loss of earnings and incurred
                                                                 costs attributable to the perils covered by
                                                                 Tenant's property insurance described above.

            17.2 DEDUCTIBLES. Without altering Tenant's responsibility to pay rent, Tenant may elect to have reasonable deductibles in connection with each insurance policy.

            17.3 CERTIFICATES OF INSURANCE. Tenant shall deliver to Landlord on or before the Commencement Date of this Lease, and thereafter at least thirty
(30) days prior to expiration of such policy, certificates of insurance evidencing the above coverages with limits not less than those specified above. Such certificates, with the exception of Worker's Compensation, shall name Landlord and each of its lenders as additional insureds and shall expressly provide that the interests of same therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that not less than thirty (30) days' prior written notice shall be given Landlord in the event of material alteration to or cancellation of the coverages evidenced by such certificates.

            17.4 INCREASES. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance in such limits, as Landlord may require and such other hazard insurance as the nature and condition of the Premises may require, consistent with the insurance requirements imposed by Landlord of comparable buildings in the West Los Angeles/Santa Monica area, to afford Landlord adequate protection for said risks.

            17.5 LOSS AS ADDITIONAL RENT. If Landlord is adjudged a co-insurer by its insurance carrier as a result of any failure of Tenant to comply with any provision of this Section 17, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant as additional rent and shall be immediately paid by Tenant upon receipt of a bill thereof and evidence of such loss. Such additional rent shall bear interest at the maximum rate permitted by law and shall not compromise any other rights accruing to Landlord under this Lease or by law or equity.

            17.6 NO REPRESENTATION REGARDING ADEQUACY. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Article 17, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, and without altering its responsibility to pay rent, such additional insurance as Tenant deems adequate.

            17.7 NO LIABILITY. Any covenants, conditions, provisions or agreements on the part of Landlord to perform any act or thing for the benefit of Tenant shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike, lock out, laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority, labor trouble or any other cause whatsoever beyond Landlord's control, nor shall Tenant's rent be abated by reason of such inability on the part of Landlord.

            17.8 LANDLORD'S INSURANCE. Notwithstanding anything to the contrary contained in this Article or elsewhere in the Lease, during the Lease Term, Landlord agrees to insure (i) the Building, including all Tenant Improvements installed within the Premises by Landlord or at Landlord's expense, but excluding any property which Tenant is obligated to insure under this Lease, and
(ii) the Common Areas (to the extent Landlord is the owner of the Common Areas) against damage with "All Risks" property insurance and public liability insurance, all in such commercially reasonable amounts and with such reasonable deductibles as are appropriate for a prudent owner of a similar first-class office building located in the West Los Angeles/Santa Monica area. At Landlord's option, such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects.

Landlord may, but will not be obligated to, obtain and carry any other form or forms of insurance including, without limitation, rental abatement insurance, as it or Landlord's mortgagees may reasonably determine advisable. The cost of insurance obtained by Landlord will be included in Operating Expenses. Notwithstanding any contribution by Tenant to the cost of insurance premiums as part of Operating Expenses, Tenant acknowledges that Tenant is not entitled to any rights as an insured or loss payee under any insurance policies maintained by Landlord and has no right to directly receive any proceeds from any insurance policies carried by Landlord.

      18. WAIVER OF CLAIMS; WAIVER OF SUBROGATION.

            18.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) property damage insured against under any property insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) property damage which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

            18.2 WAIVER OF INSURERS. Each party shall cause each property insurance policy required to be obtained by it pursuant to this Lease to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

      19. DESTRUCTION OF PREMISES.

            19.1 LOSS COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building is wholly or partially damaged or destroyed by a casualty, the loss to Landlord from which is (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Tenant for general office use, then:

                  19.1.1 Repairs Which Can Be Completed Within Six (6) Months. Within a reasonable period of time after notice to Landlord of the damage or destruction, but in any event within sixty (60) days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within six (6) months of such damage or destruction without the payment of overtime or other premiums. If all repairs to such Premises or Building can, in Landlord's judgment, be completed within six (6) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall use due diligence to repair the same and this Lease shall remain in full force and effect and a proportionate reduction of the Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant. In such event, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's property insurance required under Section 17.1 of this Lease; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.

                  19.1.2 Repairs Which Cannot Be Completed Within Six Months. If all such repairs to the Building and Premises cannot, in Landlord's reasonable judgment, be completed within six (6) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and either Landlord or Tenant may, by written notice to the other no later than fifteen (15) business days after Tenant's receipt of such notification, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. If neither Landlord nor Tenant elect to terminate this Lease pursuant to the preceding sentence, then Landlord shall, at Landlord's expense, use due diligence to repair the same and this Lease shall remain in full force and effect but the Rent shall be proportionately reduced as provided in
      Section 19.1.1 above.

                  19.1.3 Repairs Not Completed Within Six Months. If Landlord is obligated to repair the Premises or a portion of the Building necessary for Tenant's occupancy pursuant to this Article 19, then Landlord shall commence such repairs promptly and shall diligently pursue such repairs to completion within the six (6) month period set forth above. If Landlord should fail to complete such work within such six (6) month period (provided, however, that such six (6) month period shall be extended for any delays in the completion of such work which result from causes beyond Landlord's reasonable control (financial inability excluded) including without limitation any delays caused by Tenant but in no event shall such six (6) month period be extended for more than sixty (60) days for delays other than those caused by Tenant), then Tenant may elect to terminate this Lease upon ten (10) days' notice to Landlord given within thirty (30) days following such failure.

            19.2 LOSS NOT COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building is totally or partially damaged or destroyed from a casualty, the loss to Landlord from which is (except for any applicable deductible) not required to be covered by insurance maintained by Landlord or for Landlord's benefit, which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, and such uninsured portion of the cost of repairing or restoring such damage or destruction exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), Landlord may, at its option, upon written notice to Tenant within a reasonable period of time after notice to Landlord of the damage or destruction, but in any event within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as provided in Section
19.1.1. If Landlord does not elect by notice to Tenant to repair such damage, or if the damage cannot, in Landlord's judgment, be completed within six (6) months following the date of notice to Landlord of such damage or destruction, this Lease shall terminate.

            19.3 DESTRUCTION DURING FINAL YEAR. Notwithstanding anything to the contrary contained in Sections 19.1 and 19.2, if the Premises or the Building are wholly or partially damaged or destroyed (to an extent which will require sixty (60) days or more to repair) within the final twelve (12) months of the Term of this Lease (including any Option Period with respect to which the Option to Extend has been or is concurrently therewith exercised), either Landlord or Tenant may, at their option, by giving the other party notice within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to terminate this Lease.

            19.4 TENANT'S PERSONAL PROPERTY. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any uninsured leasehold improvements, fixtures or other personal property of Tenant.

            19.5 WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Article 19 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

      20. EMINENT DOMAIN. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. Except as provided herein, Tenant shall not because of such taking assert any claim against Landlord for any compensation because of such taking. If the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. In such event, Landlord shall proceed promptly to restore the Premises to substantially their condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this
Article 20 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable by Tenant from the taking authority.

      21. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than fifteen (15) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured material defaults, or if there are any uncured material defaults, a description of such material defaults, and (c) certifying such other reasonable matters as Landlord may request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. If Tenant does not provide Landlord with a statement as required in this Paragraph within the thirty (30) day period mentioned therein, Tenant shall be deemed to have acknowledged all of the matters set forth herein. Landlord shall, upon not less than fifteen (15) days' prior written notice from Tenant, delivered not more than one time in each calendar year during the Term, execute, acknowledge and deliver to Tenant a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges have been paid in advance, if any, and (b) acknowledging that there are not, to Landlord's knowledge, any uncured material defaults by Tenant, or if there are any uncured material defaults by Tenant, a description of such material defaults.

      22. SUBORDINATION. Tenant agrees that this Lease and any sublease shall, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, be subordinate to any ground leases, mortgages, deeds of trust or other security instruments of any kind that are or may hereafter be placed upon the Building and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof; provided, however, that any such ground lease, mortgage, deed of trust or security instrument executed or entered into following execution of this Lease shall not interfere with Tenant's use and quiet enjoyment of the Premises. Landlord shall use commercially reasonable efforts to procure a non-disturbance agreement from any such future lenders on terms reasonably acceptable to Tenant and such lender. In the event of any foreclosure on such lien or encumbrance, or the transfer of title to the Building, Tenant shall attorn to the new owner and will recognize such owner as Landlord under this Lease. Notwithstanding the foregoing, Tenant covenants and agrees to promptly execute and deliver upon demand such further instruments evidencing such subordination of this Lease, and to cause to be delivered from any subtenant such further instruments evidencing the subordination of such subleases as may reasonably be requested by Landlord.

      23. SURRENDER; HOLDING OVER.

            23.1 SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of first-class order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Article 19) excepted, with all of Tenant's personal property and Alterations removed from the Premises to the extent required under Article 11 and all damage caused by such removal repaired as required by Article 11. Prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord reasonable prior notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises and identify the alterations and personal property which are to remain upon the Premises and which items Tenant is to remove, as well as any repairs Tenant is to make upon surrender of the Premises. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

            23.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant-at-sufferance only, and Tenant shall be liable to Landlord for the payment of Base Rent hereunder at one hundred fifty percent (150%) of Landlord's then scheduled Base Rent for the Premises, plus all additional rent payable by Tenant under this Lease, and such unpermitted holdover shall be subject to the terms, covenants and conditions specified herein, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Article 23 are in addition to and do not affect any of the rights of Landlord to pursue Tenant for all of Landlord's damages, as a result of Tenant's unpermitted holdover of the Premises. In the event that Tenant fails to surrender the Premises upon such termination or expiration, then Tenant shall indemnify and hold Landlord harmless against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any actual and reasonable amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys' fees and brokerage commissions.

      24. LIENS. Tenant shall use commercially reasonable efforts to prevent any mechanics', materialmen's or other liens to be filed against the Building nor against the Tenant's leasehold interest in the Premises as a result of Tenant's use of the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, within twenty (20) days of the date of actual notice of such filing, cause such liens to be released of record by payment of the lien amount, posting a bond in the amount of such lien or otherwise. Should Tenant fail to cause such liens to be released of record within such twenty (20) day period, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within thirty (30) days of receipt of notice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord, as Additional Rent.

      25. ENTRY BY LANDLORD. Landlord reserves and shall at any and all reasonable times (upon reasonable prior notice under the circumstances), have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, ascertain whether Tenant has complied with the terms of this Lease, perform work required to be performed by Tenant but with respect to which Tenant is in default, or otherwise to cure any default of Tenant, to submit said Premises to prospective purchasers or during the last two hundred seventy (270) days of this Lease Term to prospective tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building that Landlord may deem necessary or desirable as set forth in Section 10.3, without abatement of rent except as otherwise expressly set forth in this Lease. For such purposes, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the

Premises shall not be blocked thereby, and further providing that such entry by Landlord shall be accomplished by Landlord as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages or for any injury or inconvenience to of interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except as otherwise expressly set forth in this Lease. For each of the aforesaid purpose, Landlord shall at all times have and retain a key with which to unlock all of the doors in upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

      26. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Section 1.13 of the Basic Lease Provisions and Definitions. Each party represents and warrants to the other, that to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party.

      27. TAXES ON TENANT'S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or Alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to Landlord's building standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

      28. PARKING.

            28.1 GRANT OF PARKING RIGHTS. So long as this Lease is in effect and provided Tenant is not in default hereunder, Tenant and Tenant's Authorized Users (as defined below) shall have the right, but not the obligation, to rent the number and type of parking spaces designated in item 1.14 of the Basic Lease Provisions and Definitions subject to the terms and conditions of this Article 28 and the Rules and Regulations regarding parking contained in Exhibit D attached hereto. Upon written request of Landlord, Tenant agrees to submit to Landlord or, at Landlord's election, directly to Landlord's parking operator with a copy to Landlord, written notice in a form reasonably specified by Landlord containing the names, office addresses and telephone numbers of those persons who are authorized by Tenant to use Tenant's parking spaces on a monthly basis ("Tenant's Authorized Users") and shall use its reasonable efforts to identify each vehicle of Tenant's Authorized Users by make, model and license number. Tenant agrees to deliver such notice prior to the beginning of the Term of this Lease and to periodically update such notice as well as upon specific request by Landlord or Landlord's parking operator to reflect changes to Tenant's Authorized Users or their vehicles.

            28.2 VISITOR PARKING. So long as this Lease is in effect, Tenant's visitors and guests will be entitled to use those specific parking areas which are designated for short term visitor parking and which are located within the surface parking area(s), if any, and/or within the parking structure(s) which serve the Building. Visitor parking will be made available at a charge to Tenant's visitors and guests, with the rate being established by Landlord in its discretion from time to time. Tenant, at its sole cost and expense, may elect to validate such parking for its visitors and guests All such visitor parking will be on a non-exclusive, in common basis with all other visitors and guests of the Project.

            28.3 USE OF PARKING SPACES. Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Tenant will not be entitled to increase its parking privileges applicable to the Premises during the Term of the Lease except as follows: If at any time Tenant desires to increase the number of parking spaces allocated to it under the terms of this Lease, Tenant must notify Landlord in writing of such desire and Landlord will have the right, in its sole and absolute discretion, to either (a) approve such requested increase in the number of parking spaces allocated to Tenant (with an appropriate increase to the additional rent payable by Tenant for such additional spaces based on the then prevailing parking rates), or (b) disapprove such requested increase in the number of parking spaces allocated to Tenant. Promptly following receipt of Tenant's written request, Landlord will provide Tenant with written notice of its decision including a statement of any adjustments to the additional rent payable by Tenant for parking under the Lease, if applicable. Tenant shall have the right, upon notice to Landlord, to elect to decrease the number of parking spaces applicable to the Premises (with an appropriate reduction in the additional rent payable by Tenant for such eliminated parking spaces based on the then prevailing parking rates).

            28.4 GENERAL PROVISIONS. Except as otherwise expressly set forth in this Lease, Landlord reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of the Lease. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Rent for all parking spaces shall be paid monthly together with Basic Monthly Rent. Failure to pay the rent for any particular parking spaces or failure to comply with any terms and conditions of this Lease applicable to parking may be treated by Landlord as a default under this Lease and, in addition to all other remedies available to Landlord under the Lease, at law or in equity, Landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure within the applicable cure period set forth in Article 14 of this Lease. In such event, Tenant and Tenant's Authorized Users will be deemed visitors for purposes of parking space use and will be entitled to use only those parking areas specifically designated for visitor parking subject to all provisions of this Lease applicable to such visitor parking use. Except in connection with an assignment or sublease expressly permitted under the terms of this Lease, Tenant's parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. In any event, under no circumstances may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in this Lease.

            28.5 COOPERATION WITH TRAFFIC MITIGATION MEASURES. Tenant agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building. Such programs may include, but will not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate tenants within the Project with existing or proposed traffic mitigation programs. Neither this Section or any other provision in this Lease, however, is intended to or shall create any rights or benefits in any person, firm, company, governmental entity or the public.

            28.6 PARKING RULES AND REGULATIONS. Tenant and Tenant's Authorized Users shall comply with all rules and regulations regarding parking set forth in Exhibit D attached hereto and Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

      29. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

      30. SIGNS. Landlord will designate the location at the Premises, if any, for one or more Tenant identification sign(s). Tenant agrees to have Landlord install and maintain Tenant's identification sign(s) in such designated location in accordance with this Article 30 at Tenant's sole cost and expense. In addition to any other signs permitted by Landlord hereunder, Tenant shall be entitled to directory strips on the directory board in the Building lobby at Landlord's sole cost and expense, based upon two (2) names per thousand rentable square feet leased, i.e., eight (8) directory strips. Except as expressly provided in this Lease, Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Project and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas; provided, however, that Tenant shall have the right to install, at its sole cost and expense, its custom sign on the exterior of the main entry door to the Premises, subject to the other provisions of this Section. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval may be withheld in Landlord's reasonable discretion, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

      31. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and not more often than once in each calendar year during the Term, Tenant agrees to provide Landlord with unaudited financial statements for Tenant for the two years prior to the current or then current fiscal year, as the case may be, upon ten (10) days prior written notice from Landlord. Such statements are to be prepared in accordance with generally accepted accounting principles, certified by Tenant's financial officer as being true and correct. Landlord agrees to keep all such financial information provided by Tenant confidential as between Landlord, its partners(s), lender(s), accountant(s), attorney(s) and any prospective purchaser(s) of the Building or the Project.

      32. GENERAL PROVISIONS.

            32.1 RULES AND REGULATIONS. Tenant's use of the Premises and the Building and any parking areas associated therewith are subject to the rules and regulations attached hereto as Exhibit D and incorporated herein by this reference. Landlord shall have the right to make reasonable non-discriminatory changes and modifications to such rules and regulations and all such reasonable changes and modifications shall be binding upon Tenant upon receipt thereof.

            32.2 WAIVER. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any of the provisions hereof, or of any subsequent breach by Tenant of the same or any other provisions. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed consent to or approval of any subsequent act of Tenant. No waiver by Tenant of any provision of this Lease or of any breach by Landlord hereunder shall be deemed to be a waiver of any of the provisions hereof, or of any subsequent breach by Landlord of the same or any other provisions. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

            32.3 NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be personally served on Tenant at the Premises or shall be sent by United States mail, postage prepaid, addressed to Tenant at the Premises, or to such other places as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be personally served on Landlord at the office of the Building or shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to Landlord at the Office of the Building, or to such other person or place as Landlord may from time to time designate in a notice to Tenant.

            32.4 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

            32.5 PLATS AND RIDERS. Clauses, plats, and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease, including, without limitation, the Work Letter attached hereto as Exhibit F, are specifically by this reference made a part hereof.

            32.6 TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

            32.7 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and shall bind the heirs, successors, executors, administrators and assigns of the parties hereto.

            32.8 INTEREST ON TENANT'S OBLIGATIONS AND LATE CHARGES. Any amount due from Tenant to Landlord which is not paid when due following notice and the opportunity to cure in accordance with Section 14.1, shall bear interest at the Interest Rate stated in Section 1.18 of the Basic Lease Provisions and Definitions from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default. If Tenant is more than ten
(10) days late in paying any installments of rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant, that it is impracticable or extremely difficult to fix the actual damages for such and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to

California Civil Code Section 1671. The parties further agree that the payment of late charges and the payment of interest provided for herein above are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

            32.9 PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

            32.10 INABILITY TO PERFORM. This Lease and the obligations of Landlord and Tenant hereunder shall not be affected or impaired because either is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such liability or delay is caused by reason of any event of "Force Majeure." For purposes hereof, "Force Majeure" shall mean an event or occurrence which causes either party to be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) in the event of Force Majeure, performance of the act in question shall be excused for the period of the Force Majeure delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such Force Majeure delay. The provisions of this Section 32.10 shall not apply to nor operate to excuse Tenant from the payment of Basic Rent or any other payments payable by Tenant under this Lease strictly in accordance with the terms of this Lease.

            32.11 ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all reasonable costs and expenses including the reasonable fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant shall hold Landlord harmless from all costs, liabilities, damages and expenses by reasons thereof, including attorneys' fees and all costs incurred by Landlord in such litigation. If Tenant is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Landlord, Landlord shall hold Tenant harmless from all costs, liabilities, damages and expenses by reasons thereof, including attorneys' fees and all costs incurred by Tenant in such litigation.

            32.12 SALE OF PREMISES BY LANDLORD. Any sale or conveyance by Landlord of the Building shall operate to release Landlord from any and all liability arising under this Lease following the closing of such sale or conveyance and the assumption of all of Landlord's obligations and liabilities hereunder by the purchaser of the Building provided that Landlord's transferee is a bona fide transferee and assumes in writing all of Landlord's obligations hereunder.. Subject to the provisions of Article 22 hereof, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the rent and observe and perform all of the material provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto or contained herein. If any security deposit has been made by Tenant, Landlord may transfer such security deposit to the purchaser of the Building, and thereupon Landlord shall be discharged form any further liability in reference thereto.

            32.13 NAME. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

            32.14 SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

            32.15 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

            32.16 CHOICE OF LAW. This Lease shall be governed by the laws of the State in which the Premises are located.

            32.17 NEGOTIATED TRANSACTION. This Lease has been negotiated at arm's length. Accordingly, the provisions of this Lease shall be deemed to have been drafted by all of the parties and any rule of law that would require interpretation of this Lease against the party that has drafted it is not applicable and is waived.

      33. CURE RIGHTS FOR LANDLORD'S MORTGAGEES AND LESSORS.

            33.1 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

      34. LEASE EXECUTION.

            34.1 JOINT AND SEVERAL OBLIGATIONS. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

            34.2 TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant represents and warrants that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, and that this Lease is binding upon Tenant in accordance with its terms.

            34.3 EXAMINATION OF LEASE. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

      35. OPTION TO EXTEND.

            Subject to the terms of this Paragraph 35 and Paragraph 36 below, entitled "Options", Landlord hereby grants Tenant a one time option to extend the Term ("Option to Extend") for an additional period of three (3) years (the "Option Period"). Tenant's Option to Extend shall be for a term that shall begin immediately following the initial Term and shall be exercised by Tenant by giving written notice to Landlord at least six (6) months but not earlier than nine (9) months prior to the expiration of the initial Term. If Tenant exercises its Option to

Extend, Tenant shall continue to lease the Premises for the Option Period upon the same terms and conditions set forth in this Lease except that the Base Rent payable by Tenant to Landlord during the Option Period shall be at the prevailing fair market rental rate for the Premises based upon the prevailing fair market rental rate for similar space in similar class A office buildings within the vicinity of the Project, taking into account what a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable Class "A" quality office building located in the West Los Angeles/Santa Monica, California area would accept, in an arm's length transaction (what Landlord is accepting in then current transactions for the Building may be considered for purposes of projecting rent for the Option Period), for space of comparable size, quality and floor height as the Premises taking into account the age, quality and layout of the existing improvements in the Premises and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, reduced rent, free rent, reduced rate parking, free parking and any other lease concessions, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic concessions described above.

            Landlord shall provide Tenant with written notice of the fair market rental rate for the Premises, including all appropriate rental concessions, not later than thirty (30) days after the date upon which Tenant timely exercises the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have twenty (20) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. If within Tenant's Review Period, Tenant objects to the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective advisors to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant's Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the "Outside Agreement Date") then, Tenant's Option to Extend will be deemed null and void unless Tenant demands appraisal, in which event each party's best and final determination of the fair market rental rate for the Premises be submitted to appraisal in accordance with the following:

                  (i) Landlord and Tenant shall each appoint one appraiser who shall by profession be an MAI certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the West Los Angeles/Santa Monica, California area. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements of this subparagraph (i). Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

                  (ii) The two appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two appraisers.

                  (iii) The three appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted best and final fair market rental rate to establish the new

      Monthly Base Rent rate, and shall notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers. Such decision shall be based upon the projected prevailing fair market rentals being paid for similar office space in similar first class office buildings in the West Los Angeles/Santa Monica, California area.

                  (iv) The decision of the majority of the three appraisers shall be binding upon Landlord and Tenant.

                  (v) If either Landlord or Tenant fails to appoint an appraiser within the time period specified in subparagraph (i) hereinabove, the appraiser appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate), notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

                  (vi) If the two appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and a third appraiser shall be appointed by the Superior Court of Los Angeles County, California.

                  (vii) The cost of appraisal (and, if necessary, arbitration) shall be paid by Landlord and Tenant equally.

                  (viii) If the process described hereinabove has not resulted in a selection of either Landlord's or Tenant's submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant's submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

      36. OPTIONS.

                  (a) DEFINITION. As used in this Paragraph, the word "Option" means the Option to Extend pursuant to Paragraph 35 and the Right of First Offer pursuant to Paragraph 38 herein.

                  (b) OPTIONS PERSONAL. Each Option granted to Tenant is personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease. An Option is not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

                  (c) EFFECT OF DEFAULT ON OPTIONS. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant's exercise of an Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation beyond all applicable cure periods under the terms of this Lease as of Tenant's exercise of the Option or (ii) Landlord has given Tenant three
      (3) or more notices of a monetary default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease.

                  (d) OPTIONS AS ECONOMIC TERMS. Each Option is hereby deemed an economic term which Landlord in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

      37. INTENTIONALLY OMITTED.

      38. RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE.

                  (a) Tenant shall have a continuing right of first offer to lease ("Tenant's Right of First Offer") any space on the third (3rd) floor of the Building to the extent such space becomes available for lease to third parties after the expiration of any existing lease for such space during the Lease Term, including the expiration of all renewal or extension options, and after the existing tenant or occupant vacates such space ("First Offer Space"). Tenant's Right of First Offer is subject and subordinate to the rights of all other existing tenants of the Building with prior expansion or lease rights relative to any such First Offer Space.

                  (b) Promptly following written request ("Tenant Request") by Tenant (which may not be given more than twice in any twelve (12) consecutive month period), Landlord will give Tenant written notice of the availability of any First Offer Space and the date the existing tenant or occupant, if any, is expected to vacate such space ("Landlord's Availability Notice"). Within five (5) business days following delivery of Landlord's Availability Notice, Tenant will have the right to request from Landlord in writing a written statement setting forth the basic economic terms, including, but not limited to, Landlord's determination of the Base Rent, tenant improvement allowance, if any, and all other economic terms and conditions (collectively, the "Economic Terms"), upon which Landlord is willing to lease the First Offer Space desired by Tenant, either to Tenant or to a third party. Such Economic Terms will represent Landlord's reasonable determination of the fair market rental rate for such First Offer Space. Such fair market rental rate will mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable Class "A" quality office building located in the West Los Angeles/Santa Monica area would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for space of comparable size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, free rent, reduced rent, free parking, reduced parking, and any other lease concessions, if any, then being charged or granted by Landlord or the lessors of such similar office buildings.

                  (c) Within five (5) business days after receipt of the Economic Terms from Landlord, Tenant must give Landlord written notice pursuant to which Tenant shall elect to either: (i) lease such First Offer Space upon such Economic Terms and the same non-Economic Terms as set forth in the Lease with respect to the Premises; (ii) refuse to lease such First Offer Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant's lack of need for such First Offer Space, in which event Landlord may at any time thereafter lease such First Offer Space to any party upon any terms Landlord deems appropriate; or (iii) refuse to lease the First Offer Space, specifying that such refusal is based upon the Economic Terms, in which event Tenant will also specify revised Economic Terms upon which Tenant is willing to lease such First Offer Space (provided that Tenant may not specify a different lease term for the First Offer Space). Tenant's failure to timely choose either clause (i), clause (ii) or clause (iii) above will be deemed to be Tenant's choice of clause (ii) above.

                  (d) If Tenant gives Landlord notice pursuant to clause
      (c)(iii) above, Landlord may elect, within five (5) days following receipt of such notice from Tenant, either to: (i) lease such First Offer Space to Tenant upon such revised Economic Terms proposed by Tenant, and the same other non-Economic Terms as set forth in this Lease; or (ii) lease the First Offer Space at any time thereafter to any third party upon terms which are not substantially more favorable to said party than the Economic Terms originally proposed by Tenant. Landlord's failure to timely choose either clause (i) or clause (ii) above will be deemed to be Landlord's choice of clause (ii) above.

                  (e) If Tenant chooses (or is deemed to have chosen) clause
      (c)(ii) above, or if Landlord chooses (or is deemed to have chosen) clause
      (d)(ii) above, Tenant's Right to Lease any First Offer Space will be null and void until Tenant once again validly delivers to Landlord a Tenant Request, in which event, the procedures and sequences set forth above will be followed. If Tenant exercises its Right of First Offer as provided herein, the parties will promptly thereafter execute an amendment to the Lease to include the First Offer Space in the Premises and to document the lease terms thereof.

                  (f) As provided above, Tenant's Right of First Offer is subject to all expansion and extension rights and other rights to lease, as applicable, which Landlord has granted to other tenants prior to the date of the Lease. Thus, Landlord's Economic Terms will be delivered to Tenant only after Landlord has appropriately notified and received negative responses from all other tenants with rights in the First Offer Space superior to Tenant's rights.

                          [END OF NUMBERED PROVISIONS]

            IN WITNESS WHEREOF, the parties hereto execute this Lease on the date written below.

LANDLORD                                TENANT

AUERBACH PLAZA LIMITED PARTNERSHIP,     THE LIGHTSPAN PARTNERSHIP, INC.,
a California limited partnership        a California corporation

By: OLC California, Inc., a
    California corporation,
    General Partner                    By:          /s/ WINIFRED B. WECHSLER
                                                    ----------------------------
                                       Print Name:  Winifred B. Wechsler
                                                    ----------------------------
                                       Print Title: Senior Vice President
                                                    ----------------------------
By:  /s/ MICHAEL W. SCHRAMM            Date:        June 2, 1999
     -------------------------------                ----------------------------
Print Name:  MICHAEL W. SCHRAMM
             -----------------------
Print Title: V.P.
             -----------------------
Date:     6/4/99
          --------------------------

                                       By:          /s/ [signature illegible]
                                                    ----------------------------
                                       Print Name:  [illegible]
                                                    ----------------------------
                                       Print Title: Sr. V.P.
                                                    ----------------------------
                                       Date:        June 2, 1999
                                                    ----------------------------

GOLIAC, INC.,
a California corporation

By:  /s/ NAOTO YABU
     -------------------------------
Print Name:  NAOTO YABU
             -----------------------
Print Title: V.P.
             -----------------------
Date:     6-4-99
          --------------------------

                                     OMITTED



                                      -42-



                                   EXHIBIT A

                                LEGAL DESCRIPTION

Lots 4, 5, 6 and 7 in Block 7 of Green Acres, in the City of Santa Monica, in the County of Los Angeles, State of California, as per map recorded in Book 9, Page 126 of Maps, in the office of the County Recorder of said county.

Together with that portion of the alley 20 feet wide, as shown on said map lying southeasterly of Lot 4 of said Green Acres, vacated by resolution 5173 (CCS) on the City Council of the City of Santa Monica, recorded January 23, 1979, as Instrument No. 79-96679, of Official Records of said county.

Excepting all mineral rights in and to said real property, but waiving all surface rights in and to such property to a depth of 500 feet, as provided in the deed recorded October 4, 1977 as Instrument No. 77-1096549, Official Records.



                                   EXHIBIT B

                             FLOOR PLAN OF PREMISES


                                   [DRAWING]



                                   EXHIBIT C

                           RULES AND REGULATIONS


      A. GENERAL RULES AND REGULATIONS. It is agreed that the following rules and regulations shall be and are hereby made a part of this Lease, and the Tenant agrees that Tenant and its employees and agents or any other persons permitted by the Tenant to occupy or enter the Premises (collectively, "Tenant's Representatives") will at all times abide by these rules and regulations. It is further agreed that a material default in the performance and observation of these rules and regulations shall operate the same as any other material default under this Lease.

            1. The sidewalks, entries, passages, and stairways shall not be obstructed by the Tenant or its agents, or used by them for any purpose other than ingress and egress to and from their offices.

            2. (a) Furniture, equipment, or supplies shall be moved in or out of the Building only during such hours and in such manner as may be prescribed by the Landlord.

                  (b) No safe or article, the weight of which can constitute a hazard or danger to the Building or its equipment, shall be moved into the Demised Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from or about the Building during such hours and in such manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designate the location of such articles in the space hereby demised.

            3. The name of the Tenant and/or signs of the Tenant shall not be placed upon any part of the Demised Premises except as provided by the Landlord.

            4. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Tenant, its agents or employees, shall be paid for by the Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

            5. No animals shall be allowed in the office, halls, or corridors of the Building; provided, however that one employee of Tenant shall be entitled to bring its pet Golden Retriever into Tenant's office on a daily basis if so desired, subject to the following terms and conditions which shall be in addition to any terms and conditions of the Lease which may be applicable to such activity within the Premises:

            (a) Tenant shall be solely responsible and liable for any and all damage to property or injury or death to persons resulting in any way from the presence of any such dog at or within the Project, the Building or the Premises;

            (b) Tenant shall immediately pick up and dispose of any excrement or body fluids left by the dog within the Premises, the Building or elsewhere within the Project, and shall use reasonable efforts to sanitize and disinfect any indoor areas affected thereby. Furthermore, Tenant shall promptly repair any damage to the Premises, the Building or the Project caused by any such dog upon discovery or upon notice from Landlord whichever occurs first;

            (c) Tenant shall cause its employee to refrain from transporting the dog within the Building elevators during Building business hours; and

            (d) Tenant hereby indemnifies and agrees to protect and hold Landlord harmless in accordance with Section 16.2.1 of the Lease from and against any and all "Indemnified Claims" (as defined in the Lease) arising in any way out of the presence of any such dog at or within the Project, the Building or the Premises.

            6. Bicycles or other vehicles shall not be permitted in the offices, halls, or corridors of the Buildings, nor shall any obstruction of sidewalks of entrances of the Building by such be permitted.


                                   EXHIBIT D

            7. No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any television, radio, or musical instrument or equipment, or by making of loud or improper noises.

            8. No additional lock or locks shall be placed by the Tenant on any door in the Building unless written consent of the Landlord shall first be obtained.

            9. The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

            10. The Tenant shall exercise due care and within reasonable limits shall not mark upon, paint or affix upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling, partitions, or floors of the Demised Premises (except normal pictures, wall boards, displays, etc.), or of the Building, and any defacement, damage, or injury caused by the Tenant, its agents or employees, shall be paid for by the Tenant.

            11. The Landlord shall at all times have the right by its officers or agents to enter the Demised Premises to inspect and examine the same and to show the same to persons wishing to lease, purchase, or mortgage them by appointment.

            12. The Tenant agrees to use chair pads to be furnished by the Tenant under all rolling and ordinary desk chairs in the carpeted areas of the Demised Premises throughout the term of this Lease.

            13. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary and desirable for the safety, care, and cleanliness of the Demised Premises and for the preservation of good order therein. Such rules and regulations shall be effective upon receipt of changes and/or additions as provided by the provision for Notice, Section 32.3 of said Lease.

      B. PARKING RULES AND REGULATIONS. The following rules and regulations govern the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

            1. Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

            2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

            3. All directional signs and arrows must be observed.

            4. The speed limit within all parking areas shall be five (5) miles per hour.

            5. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

            6. In the event that Tenant permits any vehicles to use the Parking Area in violation of the Lease or these Rules and Regulations, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away and store the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord, Further, Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time or is otherwise parked in violation of these Rules and Regulations.

            7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

            8. Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

            9. Parking stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

            10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Development immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device or access card at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

            11. The Parking Spaces and additional parking spaces provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or Tenant's Representatives.

            12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

            13. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

            14. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

                            MEMORANDUM OF ACTUAL
                        COMMENCEMENT AND EXPIRATION


            Tenant certifies that Tenant took possession of the Premises which were in a clean, good and acceptable condition, to begin Tenant's tenancy under the Lease on ____________, 1999 so that the terms of this Lease will end on _________, 19__, if not terminated sooner.

LANDLORD                                TENANT

AUERBACH PLAZA LIMITED PARTNERSHIP,     THE LIGHTSPAN PARTNERSHIP, INC.,
a California limited partnership        a California corporation

By: OLC California, Inc., a
    California corporation,
    General Partner                    By:
                                                    ----------------------------
                                       Print Name:
                                                    ----------------------------
                                       Print Title:
                                                    ----------------------------
    By:                                Date:
         ----------------------------                ---------------------------
    Print Name:
              ----------------------
    Print Title:
                --------------------
    Date:
              ----------------------

                                       By:
                                                    ----------------------------
                                       Print Name:
                                                    ----------------------------
                                       Print Title:
                                                    ----------------------------
                                       Date:
                                                    ----------------------------

GOLIAC, INC.,
a California corporation


    By:
         ----------------------------
    Print Name:
              ----------------------
    Print Title:
                --------------------
    Date:
              ----------------------


                                    EXHIBIT E

                              WORK LETTER AGREEMENT
                                   (ALLOWANCE)

      This WORK LETTER AGREEMENT ("Work Letter Agreement") is entered into as of the day of May 1999 by and between AUERBACH PLAZA LIMITED PARTNERSHIP, a California limited partnership, and GOLIAC, INC., a California corporation (collectively, "Landlord"), and THE LIGHTSPAN PARTNERSHIP, INC., a California corporation ("Tenant").

                                R E C I T A L S :

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit C attached to the Lease. All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1. TENANT IMPROVEMENTS. As used in the Lease and this Work Letter Agreement, the term "Tenant Improvements" or "Tenant Improvement Work" means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4 below), more particularly described in Paragraph 5 below.

2. WORK SCHEDULE. As soon as practicable following the execution of this Lease, Landlord will deliver to Tenant, for Tenant's review and approval, a schedule ("Work Schedule") which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements and the Commencement Date of the Lease. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unreasonably withhold, and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Tenant Improvements. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter Agreement: ________________.

Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter Agreement: ___________________________________________________
______________________________________________________________________________.

All communications with respect to the matters covered by this Work Letter Agreement are to be made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS.

(a) PREPARATION OF SPACE PLANS. Landlord has approved DSR Design ("Space Planner") to prepare the architectural drawings for the Premises. In accordance with the Work Schedule, Tenant agrees to meet with Space Planner for the purpose of promptly preparing preliminary space plans for the layout of Premises ("Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord's


                                   EXHIBIT F
approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord's approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

(b) PREPARATION OF FINAL PLANS. Based on the approved Space Plans, and in accordance with the Work Schedule, Space Planner will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Final Plans"). The Final Plans will show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Tenant for signature to confirm that they are consistent with the Space Plans. If Tenant reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Tenant agrees to advise Landlord in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. In accordance with the Work Schedule, Landlord will then cause Space Planner to redesign the Final Plans incorporating the revisions reasonably requested by Tenant so as to make the Final Plans consistent with the Space Plans.

(c) REQUIREMENTS OF TENANT'S FINAL PLANS. Tenant's Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the "Standards"), then compatible with and of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d) SUBMITTAL OF FINAL PLANS. Once approved by Landlord and Tenant, Space Planner will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Space Planner, with Tenant's cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes will be subject to the terms of Paragraph 10 below.

(e) CHANGES TO SHELL OF BUILDING. If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "Allowance" described in Paragraph 5 below.

(f) WORK COST ESTIMATE AND STATEMENT. Landlord shall solicit bids from at least two (2) reputable, qualified and unaffiliated (with Landlord) general contractors for the Tenant Improvement Work and in conjunction with Tenant, shall select the general contractor for the construction of the Tenant Improvements. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Landlord will submit to Tenant a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the "Work Cost Estimate"). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Tenant's approval of the Work Cost

Estimate (such approved Work Cost Estimate to be hereinafter known as the "Work Cost Statement"), Landlord will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Paragraph 6 hereof. If the total costs reflected in the Work Cost Statement exceed the Allowance described in Paragraph 5 below, Tenant agrees to pay such excess, as additional rent, within five (5) business days after Tenant's approval of the Work Cost Estimate. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within five (5) business days thereafter.

5. PAYMENT FOR THE TENANT IMPROVEMENTS.

(a) ALLOWANCE. Landlord hereby grants to Tenant a tenant improvement allowance of $27.00 per usable square foot of Suite 301 of the Premises, i.e., One Hundred Three Thousand Six Hundred Twenty Six and No/100 Dollars ($103,626.00), plus $10.00 per rentable square foot of Suite 320 of the Premises, i.e., Twenty Six Thousand Three Hundred Ninety and No/100ths Dollars ($26,390.00) (collectively, the "Allowance") for all costs relating to the initial design and construction of the Tenant Improvements, including without limitation:

(i) Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord's architect and/or Tenant's architect.

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii) Construction of the Tenant Improvements, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg)  Testing and inspection costs; and

(hh) Fees for the contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements. A construction administration fee of five percent (5%) of all construction costs including related architectural, design and engineering fees and reimbursables (but excluding Tenant's non-construction costs described in subparagraph (v) below) shall be paid to Landlord.

(iv) Costs of Tenant's Building identity signs.

(v) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the exclusive benefit of Tenant and is customarily performed by Landlord prior the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment)

(b) CARPET CHARGE. There shall be charged against the Allowance otherwise payable to or for the benefit of Tenant the following amounts: (1) Five Thousand and No/100ths Dollars ($5,000.00) which Landlord has already expended installing new carpet in Suite 320 of the Premises and (2) One Thousand Six Hundred and No/100ths Dollars ($1,600.00) which Landlord has already expended in performing electrical work in Suite 320 of the Premises.

(c) EXCESS COSTS. The cost of each item referenced in Paragraph 5(a) above shall be charged against the Allowance. If the Work Cost exceeds the Allowance, Tenant may elect to either (1) pay to Landlord such excess (including Landlord's standard 5% administrative fee) within five (5) business days after invoice therefor (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate) or (2) amortize such excess costs with interest at ten percent (10%) per annum over the initial Term of the Lease. If Tenant selects option (2), the amortized excess costs shall be due and payable monthly concurrently with Tenant's payments of Base Rent under the Lease. In no event will the Allowance be used to pay for Tenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(d) CHANGES. If, after the Final Plans have been prepared and the Work Cost Statement has been established, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto (including Landlord's standard 5% administrative fee) are to be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Subparagraph 4(f) above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Paragraph 4 above, or if the change would unreasonably delay construction of the Tenant Improvements and the Commencement Date of the Lease.

(e) GOVERNMENTAL COST INCREASES. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increase (including Landlord's standard 5% administrative fee) within five (5) days of Landlord's written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(f) UNUSED ALLOWANCE AMOUNTS. Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease unless Tenant has paid for excess costs as described in Subparagraphs 5(c), 5(d) or 5(e), in which case the unused Allowance may be applied toward such excess cost amounts and paid to Tenant.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. Until Tenant approves the Final Plans and Work Cost Statement, Landlord will be under no obligation to cause the construction of any of the Tenant Improvements. Following Tenant's approval of the Work Cost Statement described in Subparagraph 4(f) above and upon Tenant's payment of the total amount by which such Work Cost Statement exceeds the Allowance, if any, Landlord's contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Paragraph 9 below) and Force Majeure Delays (as described in Paragraph 10 below).

7. FREIGHT/CONSTRUCTION ELEVATOR. Landlord will, consistent with its obligation to other tenants in the Building, if appropriate and necessary, make the freight/construction elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises. Tenant agrees to pay for any after-hours staffing of the freight/construction elevator, if needed.

8. COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

(a) COMMENCEMENT DATE. The Term of the Lease will commence on the date (the "Commencement Date") which is the earlier of: (i) the date Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises; or (ii) the date the Tenant Improvements have been "substantially completed" (as defined below); provided, however, that if substantial completion of the Tenant Improvements is delayed as a result of any Tenant Delays described in Paragraph 9 below, then the Commencement Date as would otherwise have been established pursuant to this Subparagraph 8(a)(ii) will be accelerated by the number of days of such Tenant Delays.

(b) SUBSTANTIAL COMPLETION; PUNCH-LIST. For purposes of Subparagraph 8(a)(ii) above, the Tenant Improvements will be deemed to be "substantially completed" when Landlord's contractor certifies in writing to Landlord and Tenant that
Landlord: (a) is able to provide Tenant with reasonable access to the Premises;
(b) has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificate from Landlord's contractor, Tenant will conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord will thereafter diligently complete.

(c) DELIVERY OF POSSESSION. Landlord agrees to deliver possession of the Premises to Tenant when the Tenant Improvements have been substantially completed in accordance with Subparagraph (b) above. The parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the Estimated Commencement Date set forth in Subparagraph 1.8 of the Lease. Landlord agrees to use its commercially reasonable efforts to cause the Premises to be substantially completed on or before the Estimated Commencement Date. If Landlord is unable to deliver possession of the Premises to Tenant on or prior to the date which is sixty (60) days following the Estimated Commencement Date specified in Subparagraph 1.8 of the Lease for reasons other than Tenant Delays or Force Majeure Delays, the Lease will be voidable at the option of Tenant; provided, however, if Landlord cannot deliver possession of the Premises to Tenant on or prior to the Estimated Commencement Date and Tenant does not void this Lease, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but if such late delivery is due to Landlord's negligence or willful misconduct or due to any Force Majeure Delay(s), then, as Tenant's sole remedy, the Commencement Date and the Expiration Date of the Term will be extended one (1) day for each day Landlord is delayed in delivering possession of the Premises to Tenant.

9. TENANT DELAYS. For purposes of this Work Letter Agreement, "Tenant Delays" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant's changes to Space Plans or Final Plans after Landlord's approval thereof; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (e) any other act, delay or failure to act by Tenant, Tenant's employees, agents, architects, contractors, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

10. FORCE MAJEURE DELAYS. For purposes of this Work Letter, "Force Majeure Delays" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Section 32.10 of the Lease.

11. TENANT'S ENTRY INTO THE PREMISES PRIOR TO SUBSTANTIAL COMPLETION. Provided that Tenant and its agents do not interfere with, or delay, Landlord's contractor's work in the Premises, Tenant shall be permitted access to the Premises prior to the Substantial Completion thereof for the purpose of installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 11, Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises and against injury to any persons caused by Tenant's actions pursuant to this
Section 11.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.

LANDLORD                                TENANT

AUERBACH PLAZA LIMITED PARTNERSHIP,     THE LIGHTSPAN PARTNERSHIP, INC.,
a California limited partnership        a California corporation

By: OLC California, Inc., a
    California corporation,
    General Partner                    By:          /s/ WINIFRED B. WECHSLER
                                                    ----------------------------
                                       Print Name:  Winifred B. Wechsler
                                                    ----------------------------
                                       Print Title: Senior Vice President
                                                    ----------------------------
By:  /s/ MICHAEL W. SCHRAMM            Date:        June 2, 1999
     -------------------------------                ----------------------------
Print Name:  MICHAEL W. SCHRAMM
             -----------------------
Print Title: V.P.
             -----------------------
Date:     6/4/99
          --------------------------

                                       By:          /s/ [signature illegible]
                                                    ----------------------------
                                       Print Name:  [illegible]
                                                    ----------------------------
                                       Print Title: Sr. V.P.
                                                    ----------------------------
                                       Date:        June 2, 1999
                                                    ----------------------------

GOLIAC, INC.,
a California corporation

By:  /s/ NAOTO YABU
     -------------------------------
Print Name:  NAOTO YABU
             -----------------------
Print Title: V.P.
             -----------------------
Date:     6-4-99
          --------------------------

                             CONSENT TO ASSIGNMENT

     THIS CONSENT TO ASSIGNMENT (the "Consent") is made by and among TST Mountain Bay, L.L.C. ("Landlord"), and The Lightspan Partnership, Inc. ("Assignee") and Academic Systems Corporation ("Assignor"), the tenant under a Lease dated as of July 1, 1996 (which Lease as heretofore or hereafter amended is hereinafter called the "Lease"), under which Landlord leases to Assignor the premises commonly known as 444 Castro Street, Suite 1200, Mountain View, California (the "Premises"). Landlord hereby consents to the assignment by Assignor to Assignee, pursuant to an Assignment (the "Assignment") dated as of _______________, 1999, a full and complete copy of which is attached hereto as Exhibit "A," of the Premises, such Consent being subject to and upon the following terms and conditions, to each of which Assignor and Assignee agree:

     1.   Nothing contained in this Consent shall either:

          (a) Operate as a consent to or approval or ratification by Landlord of any of the particular provisions of the Assignment or as a representation or warranty by Landlord and Landlord shall not be bound or estopped in any way by the provisions of the Assignment; or

          (b) Be construed to modify, waive, impair or affect (i) any of the provisions, covenants or conditions in the Lease, (ii) any of Assignor's obligations under the Lease, or (iii) any rights or remedies of Landlord under the Lease or otherwise to enlarge or increase Landlord's obligations or Assignor's rights under the Lease or otherwise; or

          (c) Be construed to waive any present or future breach or default on the part of Assignor under the Lease. In case of any conflict between the provisions of this Consent and the provisions of the Assignment, the provisions of this Consent shall prevail unaffected by the Assignment.

     2. Assignor and Assignee each represent that, except as set forth in the Assignment, no fee, premium or other consideration is being paid or is payable to Assignor in connection with the Assignment or for the use, sale or rental of Assignor's fixtures, leasehold improvements, equipment, furniture, or personal property. Assignor and Assignee each further represent and warrant that the Assignment is the complete, true and correct agreement between the parties. Assignor and Assignee each further represent and warrant that Assignee is financially responsible, of good reputation, and is engaged in a business which meets the standards set by Landlord for the Building and its tenants.

     3. The Assignment takes effect on June 25, 1999 (the "Effective Date"). By execution hereof, Assignee accepts the Assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all the provisions of the Lease.

     4. The Assignment (and all amendments and modifications thereof) shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Lease and the provisions of the Assignment, the provisions of the Lease shall prevail unaffected by the Assignment.

     5. Neither the Assignment nor this Consent shall release or discharge Assignor from any liability under the Lease and Assignor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Lease to be performed and observed. Any breach or violation of any provision of the Lease by Assignee shall be deemed to be and shall constitute a default by Assignor in fulfilling such provision.

     6. As of the date hereof, Assignor and Assignee acknowledge that the Lease is in full force and effect and the Landlord is not in default in the performance of its obligations under the Lease.

     7. This consent by Landlord is not assignable and shall not be construed as a consent by Landlord to any further assignment or subletting either by Assignor or Assignee, nor shall it be construed as a waiver of any restriction in the Lease concerning further assignment or subletting. The Lease may not be assigned or sublet without the prior written consent of Landlord thereto in each instance.

     8. Landlord now holds the sum of Thirty-Four Thousand Five Hundred Thirty-One and 25/100 Dollars ($34,531.25) as a security deposit, to be applied subject to the provisions of the Lease. Assignor releases all claims to that sum, and the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

     9. Neither the partners, members, directors or officers of Landlord (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Consent or the Lease. Assignor and Assignee, as the case may be, shall look solely to Landlord to enforce Landlord's obligations hereunder and thereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Consent and the Lease shall be limited to Landlord's interest in the Building, and Assignor and Assignee shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Consent or the Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

     10. Assignor agrees that it shall pay any brokerage commissions payable in connection with the Assignment and Landlord shall have no responsibility with respect thereto. Assignor agrees to indemnify and hold harmless Landlord against and from any claims for any such brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses. The provisions of this paragraph 10 shall survive the expiration or sooner termination of the Lease.

     11. This Consent shall not be effective until Assignor shall have paid Landlord's attorneys' fees in connection with this Consent and the Assignment.

     12. All communication, notices and demands of any kind which a party may be required or desire to give or to serve upon another party shall be made in writing and shall be deemed to have been fully given when deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, to the following addresses:

          To Landlord:        TST Mountain Bay, L.L.C.
                              c/o Tishman Speyer Properties, L.P.
                              444 Castro Street
                              Mountain View, CA 94041

                              Attn: Building Manager

          Copy to:            Tishman Speyer Properties, L.P.
                              520 Madison Avenue, 6th Floor
                              New York, NY 10022

                              Attn: General Counsel

          To Assignor:        Academic Systems Corporation
                              444 Castro Street, Suite 1200
                              Mountain View, CA 94041

                              Attn: Brian T. McGee

          To Assignee:        The Lightspan Partnership, Inc.
                              ____________________________________
                              San Diego, CA _________

                              Attn: ______________________________

     13. This Consent shall be construed in accordance with the laws of the State of California and contains the entire agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Consent this ______ day of September, 1999.


                                        LANDLORD:

                                        TST Mountain Bay, L.L.C., a Delaware
                                        limited liability company



                                        By:
                                          -------------------------------------
                                        Its:
                                          -------------------------------------

                                        ASSIGNOR:

                                        Academic Systems Corporation, a
                                        Lightspan corporation

                                        By:  /s/ [signature illegible]
                                          -------------------------------------

                                        Its: /s/ [signature illegible]
                                          -------------------------------------
                                        By:
                                          -------------------------------------
                                        Its:
                                          -------------------------------------

                              ASSIGNEE

                              The Lightspan Partnership, Inc., a _______________ corporation


                              By:
                                 ------------------------------------
                              Its:
                                  -----------------------------------

                              By:
                                 ------------------------------------
                              Its:
                                  -----------------------------------